UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ALPHATEC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

A Letter from our CEO Patrick S. Miles

April 29, 2026

Dear Stockholder:

We cordially invite you to attend our 2026 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Wednesday, June 10, 2026, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

Details regarding the meeting, the business to be conducted at the meeting, and information about Alphatec Holdings, Inc. that you should consider when you vote your shares are described in this proxy statement.

We are asking stockholders of Alphatec Holdings, Inc.:

•
to elect seven persons to our Board of Directors;
•
to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•
to approve the Alphatec Holdings, Inc. 2026 Equity Incentive Plan;
•
to approve the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan; and
•
to approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 1, 2026, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2026 Annual Meeting of Stockholders and our 2025 Annual Report to Stockholders, which are located online at www.proxydocs.com/ATEC. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Alphatec Holdings, Inc.

Sincerely,

Patrick S. Miles

President, Chief Executive Officer and Chairman of the Board

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Pacific Time

DATE: Wednesday, June 10, 2026

PLACE: Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alphatec Holdings, Inc. (the "Annual Meeting") will be held on Wednesday, June 10, 2026, for the following purposes:

1.
To elect seven directors to serve until the 2027 Annual Meeting of Stockholders;
2.
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
3.
To approve the Alphatec Holdings, Inc. 2026 Equity Incentive Plan;
4.
To approve the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan;
5.
To approve, on an advisory basis, the compensation of our named executive officers; and
6.
To transact such other business as may be properly presented at the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on April 15, 2026, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A total of 153,702,057 shares of our common stock were issued and outstanding as of the record date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

At the Annual Meeting and for the ten-day period immediately prior to the Annual Meeting, the list of our stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008 for such purposes as are set forth in the General Corporation Law of the State of Delaware.

At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you vote by following the instructions in the accompanying proxy statement and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick S. Miles

President, Chief Executive Officer and Chairman of the Board

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of 2026 Annual Meeting of Stockholders, contains information about the 2026 annual meeting of stockholders of Alphatec Holdings, Inc. (the "Annual Meeting"), including any adjournments or postponements thereof. We are holding the Annual Meeting at 10:00 a.m., Pacific Time, on Wednesday, June 10, 2026, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

In this proxy statement, we refer to Alphatec Holdings, Inc. as the "Company," "we" and "us."

This proxy statement relates to the solicitation of proxies by our Board of Directors (the "Board of Directors") for use at the Annual Meeting.

On or about May 1, 2026, we will begin sending a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON June 10, 2026

This proxy statement, our Annual Report and the proxy card for the Annual Meeting are available for viewing, printing and downloading at www.proxydocs.com/ATEC. To view these materials, please have your 12-digit control number available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements, annual reports to stockholders and proxy cards by electronic delivery.

Additionally, you can find a copy of our Annual Report, which includes our financial statements, for the fiscal year ended December 31, 2025 on the website of the Securities and Exchange Commission (the "SEC") at www.sec.gov, or in the "SEC Filings" section of the "Investors" section of our website at www.atecspine.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held at our corporate headquarters, located at 1950 Camino Vida Roble, Carlsbad, CA 92008 on Wednesday, June 10, 2026 at 10:00 a.m., Pacific Time, and any adjournments or postponements of the meeting. The proxy statement along with the accompanying Notice of 2026 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know in order to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2026 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report for the fiscal year ended December 31, 2025 because you owned shares of our common stock on the record date. We intend to commence distribution of the Notice and, if applicable, the proxy materials to stockholders on or about May 1, 2026.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 15, 2026 are entitled to vote at the Annual Meeting. On the record date, there were 153,702,057 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. ("Computershare"), or you have stock certificates registered in your name, you may vote:

•
By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet at www.proxypush.com/atec or telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted below.
•
In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, June 9, 2026.

If your shares are held in "street name" (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting in order to vote. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•
"FOR" the election of each of the nominees for director;
•
"FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•
“FOR” the approval of the Alphatec Holdings, Inc. 2026 Equity Incentive Plan;
•
“FOR” the approval of the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan; and
•
"FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available to our stockholders, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. Stockholders of record may change or revoke your proxy in any one of the following ways:

•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•
by re-voting by Internet or by telephone as instructed above;
•
by notifying us at 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Tyson Marshall, General Counsel & Corporate Secretary, in writing before the Annual Meeting that you have revoked your proxy; or
•
by attending the Annual Meeting in person and voting in person.

Beneficial owners of shares held in street name must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that the proxy be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under "How Do I Vote?"

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee that holds your shares has the authority to vote your uninstructed shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2) if it does not receive instructions from you, as this is considered a routine matter on which the bank, broker or other nominee has discretionary authority to vote. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A "broker non-vote" will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in respect of Proposals 1, 3, 4 or 5. Thus, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the foregoing proposals. If you do not instruct your bank, broker or other nominee how to vote with respect to the foregoing proposals, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

The nominees for director who receive the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the Audit Committee of our Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP.

Proposal 3: Approval of the Alphatec Holdings, Inc. 2026 Equity Incentive Plan

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Alphatec Holdings, Inc. 2026 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approval of the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers' uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting and we will publish preliminary results, or final results if then available, by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

If we Solicit Proxies, Who will Pay the Costs of Soliciting these Proxies?

If we solicit proxies, we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. If we ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies, then we will reimburse them for their expenses. We have not engaged and do not currently intend to engage a proxy solicitor to assist us with the solicitation of proxies. If we later determine to engage a proxy solicitor, then we will pay the costs of the solicitor, including its fee and the reimbursement of its expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, June 10, 2026 at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our Annual Report and proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll-free number, 1-866-265-1875.

If you do not wish to participate in "householding" and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. stockholder and together both of you would like to receive only a single notice of Internet availability of proxy materials or, if applicable, set of proxy materials, follow these instructions:

•
If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-866-265-1875 or writing them at PO BOX 505000 Louisville, KY 40233-5000.
•
If a broker or other nominee holds your shares of our common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2026 for (a) each of our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

The share amounts set forth in the column below entitled "Number of Shares of Common Stock Beneficially Owned" represent the number of shares of common stock beneficially owned by such holder as of April 15, 2026. Applicable percentage of ownership in the column below entitled "Percentage of Outstanding Common Stock" is based on 153,702,057 shares of common stock outstanding on April 15, 2026.

The holders of certain of our outstanding warrants are restricted from exercising such warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The disclosures contained in the table below and in the footnotes to the table below reflect these limitations.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Mortimer Berkowitz III	1,229,152	(2)	*
Quentin Blackford	568,369	(2)	*
David Demski	297,134	(2)	*
Karen K. McGinnis	68,709	(2)	*
Patrick S. Miles	6,967,230	(3)	3.20%
David R. Pelizzon	14,155,137	(4)	6.98%
Keith Valentine	78,562	(2)	*
Craig E. Hunsaker	1,292,210	(5)	*
J. Todd Koning	206,104		*
Scott Lish	293,417		*
David P. Sponsel	98,873	(6)	*
All current executive officers and directors as a group (14 persons)	26,294,787	(7)	13.48%

Five Percent Stockholders
BlackRock, Inc.	7,692,936	(8)	5.01%
50 Hudson Yards
New York, NY 10001

Squadron Capital LLC Squadron Capital Holdings LLC Jennifer N. Pritzker David R. Pelizzon	13,808,310	(9)	6.76%
c/o Squadron Capital LLC 104 S. Michigan Avenue
Chicago, IL 60603

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes sole or shared voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deem to be outstanding all shares of common stock subject to options, warrants, preferred stock and restricted stock units held by that person or entity that are currently exercisable or convertible or that will become exercisable, convertible or will otherwise vest within 60 days of April 15, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(2)
Includes 15,131 restricted stock units that will vest within 60 days of April 15, 2026.
(3)
Includes 1,327,434 shares of common stock issuable upon the exercise of vested warrants, and 721,193 shares of common stock issuable upon exercise of vested options. Also includes 250,000 shares of common stock held by MOM, LLC. Mr. Miles is the manager of MOM, LLC, and therefore may be deemed to beneficially own such shares.

(4)
Includes 15,131 restricted stock units that will vest within 60 days of April 15, 2026. Also includes 10,395,045 shares of common stock, and 3,413,265 shares of common stock issuable upon the exercise of vested warrants held by Squadron Capital LLC ("Squadron Capital"). Mr. Pelizzon is a member of the managing committee of Squadron Capital, and therefore may be deemed to beneficially own the shares held by Squadron Capital. Mr. Pelizzon disclaims beneficial ownership of the shares held by Squadron Capital except to the extent of his pecuniary interest in such shares.
(5)
Includes 104,031 shares of common stock issuable upon exercise of vested options.
(6)
Includes 15,000 shares of common stock issuable upon exercise of vested options.
(7)
Includes 5,580,923 shares of common stock issuable upon exercise of options or warrants that have vested or will vest within 60 days of April 15, 2026.
(8)
This information is based on a Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc. ("BlackRock"), in which BlackRock reported that it has sole voting and dispositive power over all of these shares.
(9)
This information is based on a Schedule 13D/A filed with the SEC on December 17, 2025 by Squadron Capital, and on SEC Forms 4 filed by David Pelizzon on December 18, 2025, and by Jennifer Pritzker on December 10, 2025, which reflects that Squadron Capital has shared voting and dispositive power over 10,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, that Squadron Capital Holdings LLC has shared voting and dispositive power over 10,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, that Jennifer N. Pritzker has shared voting and dispositive power over 13,215,781 shares of common stock and 6,759,530 shares of common stock issuable upon the exercise of vested warrants, and sole voting and dispositive power over 58,000 shares of common stock, and that David R. Pelizzon has shared voting and dispositive power over 10,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, and sole voting and dispositive power over 331,696 shares of common stock.

MANAGEMENT

Board of Directors

Our Board of Directors currently consists of seven directors, all of whose terms of office expire at the Annual Meeting.

Our Nominating and Corporate Governance Committee recommended, and our Board of Directors approved, the nomination of the following seven nominees for election at the Annual Meeting: Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, and Keith Valentine. Set forth below are their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Each nominated director is elected to serve until our next annual meeting of stockholders or the sooner of his or her resignation or the date when his or her successor is duly appointed and qualified. Additionally, set forth below is information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

Name	Age
Mortimer Berkowitz III, Lead Director (1)(2)(3)(4)	72
Quentin Blackford (2)(3)(4)	47
David Demski	68
Karen K. McGinnis (2)(3)(4)	59
Patrick S. Miles, President, Chief Executive Officer and Chairman of the Board	60
David R. Pelizzon (4)	70
Keith Valentine (1)(4)	58

(1)
Member of the Nominating and Corporate Governance Committee. Mr. Berkowitz is Chair of the Committee.
(2)
Member of the Audit Committee. Ms. McGinnis is Chair of the Committee.
(3)
Member of the Compensation Committee. Ms. McGinnis is the Chair of the Committee.
(4)
Independent director under Nasdaq rules.

Mortimer Berkowitz III has served as Lead Director since October 2017 and as a Director since March 2005. Mr. Berkowitz served as the Chair of the Board of Directors from April 2007 through July 2011 and again from December 2016 to October 2017. He is Managing Partner of InnovaHealth Partners, LP, a private equity firm he founded in January 2017. Mr. Berkowitz also is a Managing Member of HGP, LLC — the general partner of HealthpointCapital Partners, LP, a private equity firm — and President, a member of the Board of Managers and a Managing Director of HealthpointCapital, LLC. He has held the position with HGP, LLC from its formation in August 2002, the positions of Managing Director and member of the Board of Managers of HealthpointCapital, LLC from its formation in July 2002 and the position of President of HealthpointCapital, LLC beginning February 2005. From 1990 to 2002, Mr. Berkowitz was Managing Director and co-founder of BPI Capital Partners, LLC, a private equity firm. Prior to 1990, Mr. Berkowitz spent 11 years in the investment banking industry with Goldman, Sachs & Co. (1979-1982), Lehman Brothers Incorporated (1982-1987) and Merrill Lynch & Co. (1987-1990). Mr. Berkowitz has served as Chairman of the Board of Directors of Blue Belt Holdings, Inc., a surgical robotics company, since 2011, of BioHorizons, Inc., a dental implant company, since 2006 and of OrthoSpace, a sports medicine company, since 2015, and as a director of ProSomnus, Inc., a sleep technology company, from 2006 to 2022, all of which are or were (prior to acquisition) HealthpointCapital portfolio companies. He has served as Chairman of Koelis, S.A., a prostate cancer diagnosis and treatment company since 2019, Lead Director of Channel MedSystems, Inc., a women’s health company, since 2021, a director of Radiaction Medical, a radiation protection technology company since January 2020, and a director of Monteris Medical, a neurosurgery technology company, since 2022, all of which are InnovaHealth Partners portfolio companies. Mr. Berkowitz earned an M.B.A. degree from the Columbia Graduate School of Business and a B.A. degree from Harvard.

The Board of Directors selected Mr. Berkowitz to serve on the Board of Directors because it believes his investment and financial expertise and experience in the medical technology sector and, specifically, the spine industry contribute to the breadth of knowledge of the Board of Directors.

Quentin Blackford has served as a Director since October 2017. He currently serves as the Chief Executive Officer of iRhythm Technologies, Inc., a leading digital healthcare solutions company focused on the advancement of cardiac care. Prior to joining iRhythm in October 2021, Mr. Blackford served (from March 2021) as Chief Operating Officer and (from August 2017 to March 2021) as Chief Financial Officer of DexCom, Inc., a company focused on developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers. Prior to joining DexCom, Inc. in August 2017, Mr. Blackford served since August 2016 as the Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity of NuVasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. In this role, Mr. Blackford was responsible for leading NuVasive, Inc.’s Finance, Strategy and Corporate Development, Compliance and Regulatory functions. From August 2014 until August 2016, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President and Chief Financial Officer. From July 2012 to August 2014, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President of Finance and Investor Relations, and from January 2011 to June 2012, he served as NuVasive, Inc.’s Vice President, Finance. Mr. Blackford joined NuVasive, Inc. in 2009 as its Corporate Controller and was previously employed at Zimmer Holdings, Inc., including most recently as the Director of Finance and Controller for Zimmer’s Dental Division. Since November 2025, Mr. Blackford has served as a director of Saluda Medical, Inc., a commercial-stage medical device company focused on developing treatments for chronic neurological conditions. Mr. Blackford previously served on the Board of Directors of Paragon 28, Inc. (NYSE: FNA), a leading medical device company exclusively focused on the foot and ankle orthopedic market from July 2022 until its sale to Zimmer Biomet in April 2025. He obtained his Certified Public Accounting license (currently inactive) following the achievement of dual B.S. degrees in Accounting and Business Administration, with an emphasis in Accounting, from Grace College.

The Board of Directors selected Mr. Blackford to serve on the Board of Directors because it believes that his knowledge and experience in the areas of finance, strategy and corporate development, along with his knowledge and experience in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

David Demski has served as a director since October 2023. Mr. Demski has over 20 years’ direct industry experience. Most recently, Mr. Demski served on the Board of Directors of Globus Medical (from 2003 to April 2022). From August 2017 to April 2022, Mr. Demski served as Globus Medical’s Chief Executive Officer and, from April 2019 to April 2022, as its President. Previously, Mr. Demski served as Globus Medical’s Chief Financial Officer from 2003 to 2008 and President and Chief Operating Officer from 2008 to 2015 and as President, Emerging Technologies from 2015 to 2017. Mr. Demski has served on the Board of Directors of Advita Ortho, a privately held global medical device company focused on advancing orthopedic care through innovation and technology since November 2025. He has also served on the Board of Directors of LEM Surgical AG, a privately held Swiss medical technology company specializing in advanced robotic systems for hard-tissue surgeries, particularly in spine and orthopedic procedures, since July 2025. Previously, Mr. Demski served on the Board of Directors at Axonics, Inc. (Nasdaq: AXNX), a global medical technology company that develops novel products for the treatment of bladder and bowel dysfunction, from January 2021 until its sale to Boston Scientific Corporation in November 2024. Mr. Demski also served on the Board of Directors of Paragon 28, Inc. (NYSE: FNA), a leading medical device company exclusively focused on the foot and ankle orthopedic market from December 2024 until its sale to Zimmer Biomet in April 2025. Mr. Demski received a B.S. degree in Business Administration from the University of Michigan and an M.B.A from the Stanford Graduate School of Business.

The Board of Directors selected Mr. Demski to serve on the Board of Directors because it believes that his extensive leadership and experience in the medical device industry, as well as his prior experience in the investing and auditing industries, brings relevant strategic planning, financial, operations and leadership skills to the Board of Directors.

Karen K. McGinnis has served as a director since June 2019. Ms. McGinnis has over 30 years of experience, including serving in executive operational and finance roles at international public companies. In April 2021, Ms. McGinnis retired from Illumina, Inc., a leader in sequencing - and array-based solutions for genetic and genomic analysis, where she served as Chief Accounting Officer since November 2017. She currently serves on the boards of Absci Corporation (Nasdaq: ABSI), a clinical-stage biopharmaceutical company advancing breakthrough therapeutics with generative design, where she is Chair of the Audit Committee and a member of the Compensation Committee. She also serves on the board of iRhythm Technologies, Inc. (Nasdaq: IRTC), a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease, where she is a member of the Audit Committee. She previously served on the boards of Sonendo, Inc., a medical technology company focused on saving teeth from tooth decay, and Biosplice Therapeutics, Inc., a clinical-stage biotechnology company pioneering therapeutics based on alternative pre-mRNA splicing for major diseases. Prior to joining Illumina in November 2017, Ms. McGinnis served from February 2016 to April 2017 as Director, President and Chief Executive Officer of Mad Catz Interactive, Inc. a global provider of innovative interactive entertainment products. From June 2013 through February 2016, Ms. McGinnis served as Mad Catz’ Chief Financial Officer. Prior to joining Mad Catz, Ms. McGinnis served from November 2009 through May 2013 as Chief Accounting Officer of Cymer, Inc., the world’s leading supplier of light sources used in the photolithography process for semiconductor or chip manufacturing until its acquisition in 2013. Ms. McGinnis also served as Chief Accounting Officer for Insight Enterprises, Inc., from September 2006 until March 2009, its Senior Vice President of Finance from 2001 through September 2006 and its Vice President of Finance from 2000 through 2001. Ms. McGinnis is a Certified Public Accountant and earned her B.B.A. degree in Accounting from the University of Oklahoma.

The Board of Directors selected Ms. McGinnis to serve on the Board of Directors because it believes that her knowledge and experience in international public companies as well as her operating, investment and financial expertise contribute to the breadth of knowledge of the Board of Directors.

Patrick S. Miles has served as the Chairman and Chief Executive Officer since March 2018. He served as the Executive Chairman from October 2017 to March 2018. Mr. Miles has over 30 years of experience in the orthopedic industry and most recently served, from September 2016 to September 2017, as the Vice Chairman of NuVasive, Inc. where he was responsible for enhancing that company’s strategic plans for the future of spine surgery and supporting technology development. Mr. Miles also served as a member of NuVasive, Inc.’s Board of Directors from August 2015 until his resignation in September 2017. From February 2015 to August 2016, Mr. Miles served as NuVasive, Inc.’s President and Chief Operating Officer. He previously served as NuVasive, Inc.’s President of Global Products and Services from October 2011 to January 2015, President of the Americas from January 2010 to September 2011, Executive Vice President of Product Marketing and Development from January 2007 to December 2009, Senior Vice President of Marketing from December 2004 to January 2007, and as its Vice President, Marketing from January 2001 to December 2004. Prior to those positions, he served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek and held several positions with Smith & Nephew. Mr. Miles received a B.S. degree in Finance from Mercer University.

The Board of Directors selected Mr. Miles to serve on the Board of Directors because it believes that he possesses specific attributes, perspective and experience gained as an executive and director of both private and publicly traded medical device companies, as well as the perspective and experience he brings as Chairman and Chief Executive Officer of the Company, that qualify him to serve as the Chairman of the Board of Directors.

David R. Pelizzon has served as a director since June 2020. Mr. Pelizzon has served since 2008 as President and member of the Managing Committee of Squadron Capital, an investment firm that primarily manages direct investments in operating companies, private equity funds and special situations. He also has served since 2011 as a member of the Board of Directors of OrthoPediatrics, a company exclusively focused on advancing the field of pediatric orthopedics. From 2005 to 2008, Mr. Pelizzon served as the Managing Director of Precision Edge Holdings, a subsidiary of Colson Associates. Mr. Pelizzon is a retired U.S. Army officer who served nearly 30 years on active duty in airborne and special operations units. Mr. Pelizzon is a graduate of the U.S. Military Academy and earned advanced degrees from Harvard University and the U.S. Naval War College.

The Board of Directors selected Mr. Pelizzon to serve on the Board of Directors because it believes his investment and financial expertise and experience in the orthopedics and spine industries contribute to the breadth of knowledge of the Board of Directors.

Keith Valentine has served as a director since July 2024, having served, prior to his election in 2024, as Special Advisor to the Board of Directors since October 2023. Mr. Valentine has over 30 years of direct spine and orthopedics industry experience. Since May 2025, Mr. Valentine has served as the President, Chief Executive Officer and member of the board of directors of Intrinsic Therapeutics, Inc., a medical technology company driving to change the standard of care for lumbar discectomy patients with large annular defects by reducing reoperations for reherniations. Prior to joining Intrinsic Therapeutics, Mr. Valentine was most recently President and Chief Executive Officer of Orthofix, Inc. (Nasdaq: OFIX), a global spine and orthopedics company, following its merger with SeaSpine, Inc. in 2023. Prior to the merger in 2023, Mr. Valentine served as Chief Executive Officer and President of SeaSpine, a global medical technology company focused on the design, development, and commercialization of surgical solutions for the treatment of spinal disorders, beginning in 2015. Prior to joining SeaSpine, Mr. Valentine served in various leadership capacities at NuVasive, Inc. from 2001 to 2015, including, most recently, President and Chief Operating Officer, and before that, in senior executive roles in marketing, development and operations. From 1992 through 2000, Mr. Valentine held leadership positions with Medtronic Spine & Biologics, most recently as that company’s Vice President of Marketing. He currently serves as Chair of the Board of privately held LocateBio Ltd., an innovative UK MedTech company with industry-leading rhBMP-2 delivery and tissue scaffold capabilities. He also serves on the board and holds the role as Audit Chair for Regentis Biomaterials Ltd. (Nasdaq: RGNT), a tissue repair company focused on developing and commercializing an innovative hydrogel platform for shorter recovery times and improved quality of life. Mr. Valentine previously served on the board of SI-Bone, Inc (Nasdaq: SIBN), a developer of minimally invasive surgical treatments for sacroiliac joint disorders and sacral fixation for spine surgery, from 2015-2024. He earned a B.B.A. degree in Management and Biomedical Sciences from Western Michigan University.

The Board of Directors selected Mr. Valentine to serve on the Board of Directors because it believes that he possesses specific attributes, perspective and experience gained as an executive and director of publicly traded medical device and spinal companies that contribute to the breadth of knowledge of the Board of Directors.

Executive Officers

Set forth below is certain information regarding our executive officers who are not also directors. We have entered into employment agreements with all of our executive officers. All executive officers are at-will employees, subject to the termination provisions of their respective employment agreements.

Name	Age	Position
Craig E. Hunsaker	62	Executive Vice President, People & Culture
J. Todd Koning	53	Executive Vice President and Chief Financial Officer
Scott Lish	45	Chief Operating Officer
Tyson Marshall	52	General Counsel & Corporate Secretary
Ali Shorooghi	40	Senior Vice President, Marketing
David P. Sponsel	47	Executive Vice President, Sales
Joseph Walland	48	Senior Vice President, Imaging Solutions

Craig E. Hunsaker has served as Executive Vice President, People & Culture since September 2016. From March 2017 to July 2023, he also served as our General Counsel. Prior to joining us, from April 2014 until September 2016, Mr. Hunsaker was a consultant in the areas of human resources and employment law including, from April 2014 to September 2014, Senior Advisor, Human Resources, for General Atomics, a San Diego-based defense contractor. Prior to that, from August 2009 until March 2014, he served as Senior Vice President, Global Human Resources and Vice President, Legal Affairs at NuVasive, Inc. Before joining NuVasive, Inc., Mr. Hunsaker was a practicing lawyer, specializing in trade secret protection and employment law. He was a partner in, and Managing Member of, the San Diego offices of law firms Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Fish & Richardson, P.C., and an associate in the San Diego offices of law firms Brobeck, Phleger & Harrison, LLP and Cooley LLP, and the Los Angeles office of Morgan, Lewis and Bockius, LLP. He received his Juris Doctorate from Columbia University School of Law, and a B.S. degree in Finance and International Business from Brigham Young University. He is admitted to practice law in all state and federal courts in the State of California.

J. Todd Koning has served as Executive Vice President and Chief Financial Officer since April 2021. Prior to joining us, Mr. Koning most recently served as Senior Vice President, Finance (since 2018) and Chief Accounting Officer (since 2020) at Masimo Corporation, a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies. Prior to his roles at Masimo, Mr. Koning was the Vice President, Finance at NuVasive, Inc. from 2016 to 2018, where he spent the majority of his tenure abroad as the International CFO and partnered with the head of Global Commercial to lead the global commercial organization. Prior to joining NuVasive, Mr. Koning was the Vice President, Finance and Human Resources at Ellipse Technologies, Inc. from 2014 until its acquisition by NuVasive in 2016. Prior to joining Ellipse, Mr. Koning served in various roles of increasing responsibility, based both domestically and internationally, with Boston Scientific from 2006 to 2014 and, before that, Guidant Corporation from 2001 to 2006. Mr. Koning is an M.B.A. graduate of Purdue University and holds a B.S. degree in Engineering from Michigan State University.

Scott Lish has served as Chief Operating Officer since January 2024 having previously held the position of Senior Vice President, Research and Development since October 2020, and Vice President, Research and Development since October 2017. Prior to joining us, Mr. Lish held various product development roles at NuVasive, Inc. from 2009 to 2017. He most recently held the position of Director, Development at NuVasive, Inc. where he was responsible for product development of the company’s Thoracolumbar Fixation products. Prior to joining NuVasive, Inc., Mr. Lish worked for two years as a Manufacturing Engineer for Zimmer Dental. Mr. Lish received a M.S. degree in Material Science and a B.E. degree in Mechanical Engineering from the Thayer School of Engineering at Dartmouth, as well as a B.A. degree in Engineering Sciences from Dartmouth College.

Tyson Marshall has served as General Counsel & Corporate Secretary since July 2023. Mr. Marshall began his career with the Company in 2017, first as Director of Legal Affairs (2017-2018) and then as Vice President, Associate General Counsel (2018-2023). Prior to joining the Company, Mr. Marshall served as General Counsel & Corporate Secretary (2016-2017) and Associate General Counsel (2013-2016) of Mad Catz Interactive, Inc., a global provider of innovative interactive entertainment products. Prior to moving in-house, Mr. Marshall spent over ten years in private legal practice, including eight years with the international, full-service law firm Morrison & Foerster as a member of that firm’s Securities Litigation Enforcement and White Collar Defense group. Before joining Morrison & Foerster, Mr. Marshall was a securities and IP litigator at Fish & Richardson, P.C., an IP and commercial litigation firm. Mr. Marshall earned his law degree, magna cum laude, from the University of San Diego School of Law and his B.S. degree in Psychology from Brigham Young University.

Ali Shorooghi has served as Senior Vice President, Marketing since November 2022, having previously held the positions of Vice President, Marketing (from June 2020 to November 2022) and Senior Director, Marketing (from December 2017 to June 2020). Prior to joining us in 2017, Mr. Shorooghi served (from April 2016 to December 2017) as Director, Product Management and Marketing for Casetabs Inc., a provider of Cloud-based surgery coordination and communication applications, which completed a successful exit to Bain Capital in 2017. Prior to Casetabs, Mr. Shorooghi held various Marketing and Product Management roles with increasing responsibility at NuVasive, Inc. from 2009 to 2016, most recently as Senior Group Manager. Mr. Shorooghi received a B.S. degree in Industrial & Systems Engineering with an emphasis in Information & Operations Management from the University of Southern California.

David P. Sponsel has served as Executive Vice President, Sales since April 2019, having previously held the position of Area Vice President, Sales, South since May 2018. Prior to joining us, Mr. Sponsel held the position of General Manager, Spine Division for Medacta, USA from April 2015 to May 2018, where he was responsible for sales, marketing, product management and product development. Prior to that, he had an exceedingly successful 11-year experience in sales and sales leadership with Stryker Spine, where he was recognized as Sales Director of the Year in 2014. Mr. Sponsel received a B.S. degree from Indiana State University in Business Management.

Joseph Walland has served as Senior Vice President, Global Imaging Solutions since January 2022, having previously held the position of Vice President, Sales Channel Development since December 2020. Prior to joining us, Mr. Walland held the position of U.S. Chief Executive Officer at Medicrea, a full-service spinal technology company focused on data-driven surgical planning and personalized implant offerings, where he led the sale of that company to Medtronic in November 2020. For the thirteen years prior to joining Medicrea, Mr. Walland held various sales and marketing leadership positions at Stryker Spine from 2004 to 2017. He most recently held the position of Area Vice President of Sales-West, where he was responsible for the development and growth of the sales channel for the western half of the U.S. Mr. Walland received a B.A. degree in History from Yale University.

Family Relationships

None of the directors or executive officers is related to any other director or executive officer of the Company by blood, marriage or adoption.

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Board of Directors has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing requirements: Mortimer Berkowitz III, Quentin Blackford, Karen K. McGinnis, David R. Pelizzon, and Keith Valentine.

Board of Directors Leadership Structure

The Board of Directors has no written policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Our bylaws and corporate governance guidelines provide the Board of Directors with the flexibility to change the structure of the Chairman and Chief Executive Officer positions as and when appropriate. Our Board of Directors makes determinations about leadership structure based on what it believes is best for the Company given specific circumstances. This flexibility allows the Board of Directors to review the structure of the Board of Directors periodically and determine whether to separate the two roles of Chairman and Chief Executive Officer based upon the Company’s needs and circumstances from time to time. The Board of Directors’ decision to combine such roles by appointing Mr. Miles as Chief Executive Officer and Chairman is based on Mr. Miles’ experience successfully serving as both an executive and a director of both private and publicly traded medical device companies and on what the Board of Directors believes is best for the Company.

Under our current governance guidelines, if the director holding the Chairman position is not independent, a Lead Director may be appointed by the independent directors. The Lead Director, among other things, works with the Chairman to set and approve agendas and schedules for meetings of the Board of Directors, serves as a liaison between the Chairman and the independent directors, presides at any meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors and monitors conflicts of interest of all directors. Our governance guidelines provide that independent directors will meet in executive session without management present at the time of each regular Board of Directors meeting and additionally as deemed appropriate or necessary. The Board of Directors believes that this leadership structure helps provide a well-functioning and effective balance between strong company leadership, an independent Lead Director and oversight by active, independent directors. The Board of Directors believes that given our corporate governance structures and processes, a combined Chairman and Chief Executive Officer position in conjunction with an independent Lead Director provides effective oversight of management by the Board of Directors and results in a high level of management accountability to stockholders. The Board of Directors believes the current leadership structure is appropriate for the Company and promotes the development of long-term strategic plans and facilitates the implementation of such plans.

We believe that we have a strong governance structure in place, including independent directors, to help ensure the powers and duties of each of the Chairman, Chief Executive Officer and Lead Director roles are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet as an independent group, with Mr. Berkowitz serving as the Lead Director.

The Chairman of the Board of Directors, with the aid of the Lead Director, provides leadership to the Board of Directors and works with the Board of Directors to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board of Directors and presides at meetings of our Board of Directors and stockholders.

The Chairman of the Board of Directors, the Chair of the Audit Committee, the Chair of the Nominating and Corporate Governance Committee, the Chair of the Compensation Committee, and the other members of the Board of Directors work in concert to provide oversight of our management and affairs. The leadership of Mr. Miles fosters a collaborative culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board of Directors encourages communication among its members and between management and the Board of Directors to facilitate productive working relationships. Working with the Lead Director and other members of the Board of Directors, Mr. Miles also strives to ensure that there is an appropriate balance and focus among key Board of Directors responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through: (1) the review and discussion of regular reports to the Board of Directors from its committees and our management team on topics relating to the risks that we face; (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions; (3) the direct oversight of specific areas of our business by the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee; and (4) regular reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting us to the Board of Directors’ attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter in order to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board of Directors in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors recognizes that there are multiple leadership structures that could allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Committees of the Board of Directors and Meetings

Our Board of Directors currently has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee

Mortimer Berkowitz III, Lead Director	✓	Chair	✓

Quentin Blackford	✓		✓

Karen K. McGinnis	Chair		Chair

Keith Valentine		✓

Meeting Attendance. During 2025, our full Board of Directors met four times. In addition, the Audit Committee met four times, the Nominating and Corporate Governance Committee met two times, and the Compensation Committee met three times. During 2025, no director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors on which he or she served that were held during the periods in which such director served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged, but not required, to attend each annual meeting of our stockholders. Four directors attended our Annual Meeting of Stockholders held in 2025.

Audit Committee. This committee currently has three members: Karen McGinnis (Chair), Quentin Blackford and Mortimer Berkowitz III. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual and quarterly financial statements, consider matters relating to accounting policy and internal controls, reviewing the Company's information security and technology risks (including cybersecurity) and efficacy of related policies and procedures, and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of audit committees. The Board of Directors has designated Ms. McGinnis and Mr. Blackford as "audit committee financial experts," as the SEC has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. This committee currently has two members: Mortimer Berkowitz III (Chair) and Keith Valentine. Our Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things: (1) evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees and (2) evaluating and making recommendations to the full Board of Directors as to potential director candidates.

With respect to nominations for persons to be elected to our Board of Directors, the committee may consider Board of Directors candidates recommended by our stockholders as well as from other appropriate sources, such as other directors or officers, or third-party search firms. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders. Although the Board of Directors has no formal policy regarding diversity, the committee seeks a broad range of perspectives and considers both the personal characteristics (such as gender, ethnicity, and age) and experience (such as industry, professional, and public service) of directors and prospective nominees to the Board of Directors. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2027 Annual Meeting of Stockholders, it must comply with the procedures set forth in our Bylaws and described under "Stockholder Proposals and Nominations for Directors," including giving timely notice of the nomination in writing to our Corporate Secretary not less than 45 nor more than 75 days prior to the date that is one year from the date on which we first mail our proxy statement relating to our 2026 Annual Meeting of Stockholders. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee, it must make such proposal for such candidate in writing, addressed to the Nominating and Corporate Governance Committee in care of our Corporate Secretary, 1950 Camino Vida Roble, Carlsbad, CA 92008. Submissions must be made by mail, courier or personal delivery and must contain the information set forth in our Nominating and Corporate Governance Committee’s written charter. All members of the Nominating and Corporate Governance Committee qualify as independent directors under the standards promulgated by Nasdaq.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section.

Compensation Committee. This committee currently has three members: Karen K. McGinnis (Chair), Quentin Blackford and Mortimer Berkowitz. Our Compensation Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things, reviewing, approving, and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer and conducts its decision-making process with respect to that determination without the presence of the Chief Executive Officer. The Compensation Committee administers our compensation recovery policy (the "Clawback Policy") which enables the Company to recoup incentive compensation from our executive officers in the event of an accounting restatement of its financial statements due to the material noncompliance with any financial reporting requirement under the securities laws. This committee also administers our equity compensation plans.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section.

Insider Trading Policy and Hedging Transactions

We maintain an insider trading policy (the "Insider Trading Policy") that governs the purchase, sale and other dispositions and transactions of and concerning our publicly traded securities by our directors, officers, employees and consultants, together with their related parties ("Insiders"). Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq requirements. Our Insider Trading Policy includes a prohibition—except in limited cases with the prior approval of the Insider Trading Policy administrator—from Insiders engaging in short-term or speculative transactions in our securities, including short sales; the use of securities to secure margin or other loans; straddles, collars, or other similar risk reduction devices; and transactions in publicly traded options relating to our securities.

Stockholder Communications to the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the following address: Attn: Security Holder Communication, Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. Our Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board of Directors, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate. Our Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Communications should not exceed 500 words in length and must be accompanied by the following information:

•
A statement of the type and amount of the securities of the Company that the person holds;
•
Any special interest, meaning an interest not in the capacity as a security holder of the Company, that the person has in the subject matter of the communication; and
•
The address, telephone number and e-mail address, if any, of the person submitting the communication.

A copy of our Policy on Security Holder Communications with Directors is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section.

Compensation Practices and Policies Relating to Risk Management

We believe that we do not utilize compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on us. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance.

Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Consistent with our annual compensation cycle, the Compensation Committee typically grants annual equity awards in the first quarter of each year. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).

As a result, the Board and Compensation Committee (a) grant awards without regard to the share price or the timing of the release of material nonpublic information, (b) wait until such material nonpublic information has been fully disclosed, widely disseminated to the public and at least one full business day has passed after such material nonpublic information has been disclosed and (c) do not time grants for the purpose of affecting the value of executive compensation.

Certain Relationships and Transactions with Related Persons

Our Board has adopted a written related person transactions policy. The Audit Committee reviews transactions that may be "related-person transactions," which are transactions between the Company or any of its subsidiaries and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case since the beginning of the last fiscal year, and their immediate family members. Our related person transaction policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•
employment-related compensation to executive officers that is determined by the Compensation Committee;
•
compensation to non-employee directors that is reported in our proxy statement;
•
transactions with another company at which a related person's only relationship is as (a) an employee (other than an executive officer) or director, (b) a beneficial owner of less than 10%, together with his or her Immediate Family Members, of that company’s outstanding equity, or (c) in the case of partnerships, a limited partner, if the limited partner, together with his or her immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership;
•
charitable contributions, grants or endowments to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (other than an executive officer);
•
transactions where the related person’s interest arises solely from the ownership of our publicly traded securities and all holders of such securities receive proportional benefits;
•
transactions where the rates or charges involved are determined by competitive bids;
•
transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
•
payments made pursuant to (a) directors and officers insurance policies, (b) our certificate of incorporation or bylaws, and/or (c) any policy, agreement or instrument previously approved by our Board, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by our disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee. The Audit Committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction. There are no related person transactions to report.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the 2025 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were our most highly compensated executive officers (our "Named Executive Officers" or "NEOs"). For 2025, our Named Executive Officers were:

Patrick S. Miles	President, Chief Executive Officer and Chairman of our Board of Directors (our "CEO")
J. Todd Koning	Executive Vice President and Chief Financial Officer (our "CFO")
Craig E. Hunsaker	Executive Vice President, People & Culture
David P. Sponsel	Executive Vice President, Sales
Scott Lish	Chief Operating Officer

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2025. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2025 and discusses the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

Who We Are

We are a medical technology company, headquartered in Carlsbad, California, focused on the design, development, and advancement of technology for better surgical treatment of spine disorders. By applying our unique, 100% spine focus and deep industry know-how, we aim to revolutionize spine surgery through clinical distinction. The sophisticated approaches that we create from the ground up integrate with our expanding InformatiX™ platform to objectively inform surgery and achieve the goals of spine surgery more predictably and more reproducibly. We have a comprehensive product portfolio designed to address the spine’s various pathologies and we are perpetually innovating to accomplish our vision to be the standard bearer in spine.

2025 Business Highlights

2025 was a strong year for us, marked by significant achievements across our business. 2025 business highlights included the following:

•
Achieved total revenue of $764 million, an increase of 25% year-over-year
•
Improved adjusted EBITDA1 margin over 720 basis points year-over-year
•
Generated $8 million of free cash flow during the fourth quarter of 2025
•
Gained 20% net new surgeon users during the 2025 fiscal year

1Adjusted EBITDA is our net loss, as reflected in our audited financial statements for 2025, excluding interest expense, net, income tax benefit, depreciation, amortization, stock compensation, purchase accounting adjustments on acquisitions, non-recurring litigation-related expenses, transaction-related expenses, restructuring expenses, and other non-recurring charges.

Executive Compensation Highlights

Based on our overall operating environment and these results, the Compensation Committee took the following key actions with respect to the compensation of our Named Executive Officers for and during 2025:

Base Salaries	Approved annual base salary increases of 3% for our CFO, and 2%-18% for our other Named Executive Officers, while maintaining our CEO's base salary at its current level.
Annual Bonuses

Approved annual bonus awards of approximately 157% of our CEO's target annual short-term incentive compensation opportunity and 146% to 157% of our other Named Executive Officers' target annual short-term incentive compensation opportunities under our 2025 Annual Short-Term Incentive Compensation Plan. We paid 50% of the 2025 annual bonus in cash and 50% in restricted stock unit ("RSU") awards.

Long-Term Incentive Compensation

Granted long-term incentive compensation opportunities in the form of performance-based RSU ("PRSU") awards that may be earned and settled for shares of our common stock and RSU awards that may be settled for shares of our common stock with aggregate target values ranging from approximately $2.3 million to approximately $3.5 million for our Named Executive Officers other than our CEO, and both PRSU and RSU awards for our CEO with an aggregate target value of approximately $6.8 million. Both PRSU and RSU awards granted to our Named Executive Officers, including our CEO, are subject to time-based vesting requirements.

Relationship Between Pay and Performance

We design our executive compensation program to align our ability to attract, motivate, and retain our Named Executive Officers with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual impact and accountability, we seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is both "at-risk" and variable in nature.

We emphasize variable compensation that appropriately rewards our Named Executive Officers through the following two principal compensation elements:

•
First, we provide the opportunity to participate in our Annual Short-Term Incentive Compensation Plan, which provides cash payments if the organization achieves short-term results aligned with long-term stockholder value creation that meet or exceed certain business objectives set forth in our annual operating plan.
•
Second, we grant PRSU awards that, upon the achievement of specified results and time-based vesting requirements, may be earned and settled for shares of our common stock and RSU awards that vest over time and may be settled for shares of our common stock. The equity awards in the aggregate comprise a majority of the Named Executive Officers' target annual total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with the organization's and each Named Executive Officer's actual performance.

We believe that these compensation elements provide balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term stockholder value. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and performance over this period.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2025:

What We Do
Maintain Independent Compensation Committee

The Compensation Committee is comprised solely of independent directors who establish and oversee our compensation policies and practices and who have developed effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this proxy statement.

Annual Executive Compensation Review

The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and conducts a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Maintain Independent Compensation Advisor	The Compensation Committee has engaged its own compensation consultant to assist with its 2025 compensation review. This consultant performed no other consulting or other services for us in 2025.
Compensation At-Risk

Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is "at risk" based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.

Multi-Year Vesting Requirements	The annual equity awards granted to our Named Executive Officers are earned and/or vest over multi-year periods, consistent with current market practice and our retention objectives.
"Double-Trigger" Change-in-Control Arrangements

All change-in-control cash severance payments to our Named Executive Officers are based on a "double-trigger" arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments are paid).

Compensation Recovery ("Clawback") Policy

We have a Clawback Policy covering incentive compensation received by our Named Executive Officers that emphasizes integrity and accountability in financial reporting and complies with the requirements of Exchange Act Rule 10D-1 and the applicable provisions of the Nasdaq Marketplace Rules.

Health and Welfare Benefits	Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.
Succession Planning	We review the risks associated with our key executive officer positions, with an eye to ensuring that adequate succession plans are in place.

What We Don’t Do
No Executive Retirement Plans

We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers, other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

Limited Perquisites	We provide minimal perquisites and other personal benefits to our Named Executive Officers.
No Tax Payments on Perquisites	We do not provide any tax reimbursement payments (including "gross-ups") on any perquisites or other personal benefits, other than on standard relocation and expatriate assignment benefits.
No Tax Payments on Change-in-Control Arrangements	We do not provide any excise tax reimbursement payments (including "gross-ups") on payments or benefits contingent upon a change in control of the Company.
No Hedging or Pledging of our Securities

We do not permit engaging in short-term or speculative transactions in our securities, including short sales; the use of securities to secure margin or other loans; straddles, collars, or other similar risk reduction devices; and transactions in publicly traded options relating to our securities.

Stockholder Advisory Vote on Named Executive Officer Compensation

The Board of Directors and the Compensation Committee considered the results of the non-binding stockholder advisory vote on the compensation of our Named Executive Officers conducted at the June 11, 2025 Annual Meeting of Stockholders (the "Say-on-Pay Vote"). As reported in our current report on Form 8-K, filed with the SEC on June 13, 2025, approximately 93% of the votes cast on the Say-on-Pay Vote proposal expressed support for the compensation program offered to our Named Executive Officers.

We value the perspectives of our stockholders and engage with our stockholders and other stakeholders through continuous engagement that is management-led and overseen by the Board of Directors. Consistent with the results of the advisory vote on the frequency of obtaining a Say-on-Pay Vote, our Board of Directors has elected to conduct the Say-on-Pay Vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our Named Executive Officers each year. We will be conducting our annual Say-on-Pay Vote as described in Proposal No. 5 in this proxy statement at the 2026 Annual Meeting of Stockholders. Our Board of Directors and the Compensation Committee will consider the outcome of the Say-on-Pay Vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future.

Executive Compensation Philosophy and Objectives

We are engaged in a very competitive industry, and our success depends upon our ability to attract, motivate, and retain the most highly qualified executive officers. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies against whom we compete for talent. At the same time, the Compensation Committee believes that the compensation paid to our executive officers should be in some part dependent upon our performance and the value we create for our stockholders. To that end, the Compensation Committee has embraced a philosophy of "pay-for-performance," whereby an individual’s experience, potential, and contribution to our business determines a substantial portion of his or her actual compensation. The Compensation Committee seeks to: (i) provide meaningful incentives for the attainment of specific financial or operational objectives; (ii) reward those executive officers who make substantial contributions to the attainment of those objectives; and (iii) link executive officer compensation with Company and individual performance.

The Compensation Committee’s objectives are to:

•
attract, motivate, and retain talented executive officers responsible for the success of our organization;
•
provide compensation to our executive officers that is externally competitive, internally equitable, and performance-based; and
•
ensure that total compensation levels are reflective of Company and individual performance and provide our executive officers with the opportunity to receive above-market total compensation for exceptional business performance.

The Compensation Committee believes that our executive compensation program reflects our core principles and objectives and rewards our executive officers for both the Company’s and their individual performance.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our Named Executive Officers, and the non-employee members of our Board of Directors. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers, including our Named Executive Officers.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies, and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers, including our Named Executive Officers, when making decisions with respect to their compensation.

The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at the "Corporate Governance" section of our corporate website.

The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions with respect to the compensation of our executive officers, including our Named Executive Officers.

Setting Target Total Direct Compensation

Each year, the Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our Named Executive Officers, typically during the first quarter of the fiscal year. As part of this review, the Compensation Committee evaluates the base salary levels, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities of our executive officers and all related performance criteria.

The Compensation Committee does not establish a specific target for formulating the target annual total direct compensation opportunities of our executive officers. In making decisions about the compensation of our executive officers, including our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

•
our executive compensation program objectives;
•
our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;
•
each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•
the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•
the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•
the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;
•
our CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers;
•
our financial performance relative to our peers;

•
the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•
the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer, including each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer, and business judgment in making their decisions.

The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers, including our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual total cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive officers, including our Named Executive Officers (except with respect to his own compensation), based on his evaluation of their performance for the prior year.

At the beginning of each year, our CEO reviews the performance of our other executive officers, including our other Named Executive Officers, based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and take into account our business objectives, which are reviewed with our Board of Directors.

The Compensation Committee reviews and discusses his proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our executive officers, including our Named Executive Officers. Our CEO also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

In 2025, the Compensation Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our Named Executive Officers, and with the data analysis and selection of the compensation peer group.

During 2025, Compensia attended meetings of the Compensation Committee (both with and without management present) as requested and provided various services including the following:

•
reviewing, analyzing, and updating our compensation peer group;
•
reviewing and analyzing the base salary levels, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, against competitive market data based on the companies in our compensation peer group and selected broad-based compensation surveys;
•
assessing of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•
consulting with the Compensation Committee chair and other members between Compensation Committee meetings; and
•
providing support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our executive officers, including our Named Executive Officers. In 2025, Compensia did not provide any consulting or other services to us.

The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during 2025. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Competitive Positioning

The Compensation Committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of healthcare companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers, including our Named Executive Officers.

The compensation peer group for 2025, which was developed in January 2025 with the assistance of Compensia, to analyze the compensation of our executive officers, including our Named Executive Officers, was comprised of publicly traded healthcare companies against which we compete for executive talent. In identifying and selecting the companies to comprise the compensation peer group, Compensia considered the following primary criteria:

•
publicly traded companies in the healthcare supplies and healthcare equipment sectors located in the United States;
•
similar revenues – within a range of approximately 0.3x to approximately 2.2x of our trailing four fiscal quarters’ revenue of approximately $573 million; and
•
similar market capitalization – within a range of approximately 0.13x to approximately 7.1x of our then-market capitalization of approximately $1.3 billion.

This compensation peer group for 2025 consisted of the following companies:

10x Genomics	LeMaitre Vascular	Paragon 28
Artivion	LivaNova	STAAR Surgical
AtriCure	Maravai Life Sciences Holdings	Tactile Systems Technology
Doximity	Mesa Laboratories	Tandem Diabetes Care
Glaukos	Nevro	TransMedics Group
Inari Medical	NovoCure	Treace Medical Concepts
Inspire Medical Systems	OraSure Technologies	Zynex
iRhythm Technologies	Orthofix Medical

The following table summarizes our financial performance relative to our peer group as of December 31, 2025:

	Peer Group Comparison
	Revenue Growth		TSR
	1-Year	3-Year (CAGR)	1-Year	3-Year (CAGR)
75th Percentile	14%	19%	31%	23%
50th Percentile	11%	12%	(13%)	(10%)
25th Percentile	3%	7%	(40%)	(23%)

Alphatec Holdings Percentile Rank	88%	94%	100%	71%
(1)
1-Year and 3-Year Revenue is for the trailing four and 12 quarters, respectively, as of December 31, 2025 and total stockholder return ("TSR") is calculated as of December 31, 2025.

(2)
1-Year and 3-Year TSR represents cumulative stockholder return on a fixed investment for the period beginning on the last trading day of 2024 and 2022, respectively, through the end of the applicable year, and is calculated assuming the reinvestment of dividends.

The Compensation Committee used data drawn from the companies in our compensation peer group, as well as data drawn from the S&P CapIQ database, to evaluate the competitive market when determining the target annual total direct compensation packages for our executive officers, including our Named Executive Officers, including base salary, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities.

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Elements

Generally, our executive compensation program consists of three principal elements – base salary, annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities in the form of equity awards:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market and reward performance
Annual Short-Term Incentive Compensation	Variable	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives
Long-Term Incentive Compensation	Variable	Equity awards in the form of PRSU awards that may be earned and settled for shares of our common stock and RSU awards that may be settled for shares of our common stock	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract, motivate, and retain highly talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.

In January 2025, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in "Compensation-Setting Process – Setting Target Total Direct Compensation" above. Following this review, the Compensation Committee determined to adjust the base salary of our CFO to bring his base salary to levels that were comparable to those of similarly situated executives in the competitive marketplace.

The base salaries of our Named Executive Officers as determined for 2025 were as follows:

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)(1)(2)	Percentage Adjustment
Patrick S. Miles	762,000	762,000	0%
J. Todd Koning	470,000	484,000	3%
Craig E. Hunsaker	484,000	503,000	4%
David P. Sponsel	440,000	447,000	2%
Scott Lish	425,000	503,000	18%
(1)
These base salaries were effective January 29, 2025.
(2)
In March 2025, the Compensation Committee provided members of the Senior Leadership and Executive Leadership teams with the opportunity to convert a designated portion of their base salary into equity at specified conversion levels. To account for the increased risk, reduced liquidity, and time value associated with this salary-to-equity exchange, the converted amount was adjusted by a 1.2x multiplier. The participation rates and total shares granted to the named officers, excluding the 20% premium, are as follows: Mr. Miles — 25% (13,729 shares); Mr. Koning — 50% (17,441 shares); Mr. Hunsaker — 50% (18,126 shares); Mr. Sponsel — 10% (3,222 shares); and Mr. Lish — 50% (18,126 shares). The resulting RSU awards vested in two equal installments on August 5, 2025 and December 5, 2025.

The base salaries paid to our Named Executive Officers during 2025 are set forth in the "Executive Officer and Director Compensation – 2025 Summary Compensation Table" below.

Annual Short-Term Incentive Compensation

We use an annual short-term incentive compensation plan to motivate our executive officers, including our Named Executive Officers, to achieve our annual business goals. In January 2025, the Compensation Committee approved the 2025 Annual Short-Term Incentive Compensation Plan to provide incentives for our executive officers to meet or exceed the principal business objectives set forth in our 2025 annual operating plan. Pursuant to the 2025 Annual Short-Term Incentive Compensation Plan, the Compensation Committee established a target annual short-term incentive compensation opportunity for each participant in the plan with respect to our 2025 performance.

Target Annual Short-Term Incentive Compensation Opportunities

For purposes of the 2025 Annual Short-Term Incentive Compensation Plan, cash bonuses were to be based upon a specific percentage of each executive officer’s annual base salary for the year. In January 2025, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual short-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, who were participants in the plan, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own target annual short-term incentive compensation opportunity), as well as the other factors described in "Compensation-Setting Process – Setting Target Total Direct Compensation" above. Following this review, the Compensation Committee determined to set the target annual short-term incentive compensation opportunities for our Named Executive Officers for 2025 as follows:

Named Executive Officer	2025 Target Annual Short-Term Incentive Compensation Opportunity (as a percentage of annual base salary)	2025 Target Annual Short-Term Incentive Compensation Opportunity ($)
Patrick S. Miles	100%	762,000
J. Todd Koning	70%	338,800
Craig E. Hunsaker	70%	352,100
David P. Sponsel	70% - 100%	308,000 - 447,000
Scott Lish	70%	352,100

Potential annual cash bonuses for our executive officers, including our Named Executive Officers, under the 2025 Annual Short-Term Incentive Compensation Plan could range from zero to 150% of their target annual short-term incentive compensation opportunity.

Corporate Performance Measures

Participants in the 2025 Annual Short-Term Incentive Compensation Plan were eligible to receive a bonus payment based upon the attainment of one or more corporate performance measures that were established and approved by the Compensation Committee and which related to financial objectives that were important to us. The 2025 Annual Short-Term Incentive Compensation Plan was funded based on our actual results for the year as evaluated against these corporate performance measures.

In January 2025, the Compensation Committee selected two corporate performance measures for the 2025 Annual Short-Term Incentive Compensation Plan: revenue and adjusted EBITDA. The Compensation Committee believed these corporate performance measures were appropriate because, in its view, they were strong indicators of successful execution of our annual operating plan and they provided a strong emphasis on revenue growth and profitability. The Compensation Committee believed these measures would also most directly influence the creation of sustainable long-term stockholder value.

For purposes of the 2025 Annual Short-Term and Long-Term Incentive Compensation Plans:

•
"revenue" meant our global revenue, as reflected in our audited financial statements for 2025; and
•
"adjusted EBITDA" meant our net loss, as reflected in our audited financial statements for 2025, before bonuses expense, and excluding depreciation, amortization, stock compensation, and other non-recurring charges.

In January 2025, the Compensation Committee established a target performance level for revenue and adjusted EBITDA, with 50% and 50% weighting, respectively. The bonus award increased or decreased in relation to a table of incremental amounts for both revenue and adjusted EBITDA performance measures. We believe target performance levels were set to require diligent and consistent efforts for the year. Aggressive target performance measures were established, with the revenue target exceeding the prior year's target by approximately 20%. In order to earn any payout with respect to the revenue performance measure, a minimum of 95% of target performance had to be achieved. The Compensation Committee also set a similarly challenging target and threshold levels for adjusted EBITDA.

In addition, the Compensation Committee could exercise its discretion to adjust the annual bonus payment by identifying the base payment for Company performance based on a matrix that it also approved in January 2025, modified by an increase of up to 50% or a decrease of up to 100% for individual performance.

Annual Cash Bonus Payments

In February 2026, the Compensation Committee reviewed our corporate and individual performance for purposes of the 2025 Annual Short-Term Incentive Compensation Plan. As described above, tentative bonus payments were to be calculated based on our actual performance with respect to each of the corporate performance measures and the extent to which each objective was achieved for the year, subject to the exercise of discretion as described above. Our actual percentage achievement, and the corresponding payment levels, with respect to the corporate performance measures were as follows:

Corporate Performance Measure	Weighting	Percentage Payout	Weighted Percentage Payout
Revenue	50%	150%	75%
Adjusted EBITDA	50%	136%	68%
Aggregated Percentage Payment			143%

As a result, our Named Executive Officers received annual cash bonus payments equal to approximately 146% to 157% of their target annual short-term incentive compensation opportunities. This was comprised of funding from the weighted percentage payout from our corporate performance measures as adjusted for individual performance from the exercise of discretion for individual performance by the Compensation Committee, as described above. The following table sets forth the target annual short-term incentive compensation opportunities and the actual bonus payments to be received by our Named Executive Officers for 2025:

Named Executive Officer	2025 Target Annual Short-Term Incentive Compensation Opportunity (as a percentage of annual base salary)	2025 Target Annual Short-Term Incentive Compensation Opportunity ($)	2025 Actual Annual Cash Bonus Payment (as a percentage of the 2025 Target Annual Short-Term Incentive Compensation Opportunity)	2025 Actual Annual Bonus Payment ($)
Patrick S. Miles	100%	762,000	157%	1,200,000
J. Todd Koning	70%	338,800	148%	500,000
Craig E. Hunsaker	70%	352,100	146%	515,000
David P. Sponsel	70% - 100%	308,000 - 447,000	157%	700,000
Scott Lish	70%	352,100	146%	515,000

In February 2026, the Compensation Committee determined that the payments to be made to the members of our Senior Leadership Team, including our Named Executive Officers, would be made 50% in cash and 50% in the form of an RSU award. Accordingly, the Compensation Committee approved the following payments and the grant of RSU awards to our Named Executive Officers for 2025:

Named Executive Officer	2025 Actual Bonus Payment ($)	2025 Actual Bonus Payment (paid in cash) ($)	2025 Actual Bonus Payment (paid in RSUs)(1) (#)
Patrick S. Miles	1,200,000	600,000	48,913
J. Todd Koning	500,000	250,000	20,380
Craig E. Hunsaker	515,000	257,500	20,992
David P. Sponsel (2)	700,000	450,000	20,380
Scott Lish	515,000	257,500	20,992

(1) The number of RSUs granted was determined by (i) dividing 50% of each Named Executive Officer’s 2025 actual bonus payment by the 30-day trailing average closing price of our common stock on February 25, 2026 ($14.72 per share) (ii) multiplied by a factor of 1.2 to compensate participants in the 2025 Annual Short-Term Incentive Compensation Plan for the added risk, lack of liquidity, and the time value of the cash-to-equity conversion.

(2) On March 18, 2026, the Compensation Committee approved an additional discretionary bonus of $200,000, bringing Mr. Sponsel's total bonus to $700,000. This amount was awarded outside of the 50% cash and 50% equity bonus mix applicable to the other named executive officers.

These RSU awards are to vest in full on December 4, 2026 (subject to accelerated vesting in the event of certain terminations of employment (including death or disability) and a change in control of the Company.) Each vested unit is to be settled on a one-for-one basis for a share of our common stock.

The annual cash bonus payments awarded to our Named Executive Officers for 2025 are set forth in the "Executive Officer and Director Compensation – 2025 Summary Compensation Table" below.

Long-Term Incentive Compensation

As a medical device company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, motivate, and retain qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain our executive officers in a highly competitive market.

In 2025, we used PRSU awards subject to the achievement of global revenue growth and adjusted EBITDA goals that may be settled for shares of our common stock (the "2025 PRSUs") and RSU awards that may be settled for shares of our common stock, all with time-based vesting requirements, to motivate, reward and retain our executive officers, including our Named Executive Officers, for long-term increases in the value of our common stock. The Compensation Committee believes that PRSU awards that are earned based on our performance over a specified period directly align our executive officers’ interests with those of our stockholders as the executive officers’ benefit from PRSU awards only if certain pre-established performance goals are achieved, and the value of said PRSU awards appreciates only as stockholder return increases. The PRSU awards granted in 2025 were to be earned contingent upon the successful attainment of pre-established revenue and adjusted EBITDA goals over the course of a one-year performance period, a pre-established market performance condition achieved at the end of a three-year performance period and, in each case, the award recipient’s continued employment with us over a multi-year period. The Compensation Committee further believes that because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incentivize and retain our executive officers using fewer shares of our common stock than would be necessary if we used stock options to provide an equity stake in the Company. Further, since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our executive officers that are aligned with the interests of our stockholders.

To date, the Compensation Committee has not applied a rigid formula in determining the size of the equity awards to be granted to our executive officers, including our Named Executive Officers. Instead, in making these decisions, the Compensation Committee has exercised its judgment as to the amount of the awards after considering a competitive market analysis prepared by its compensation consultant, the outstanding equity holdings of each executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to the annual burn rate ranges of the companies in our compensation peer group, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group, as well as the other factors described in "Compensation-Setting Process — Setting Target Total Direct Compensation" above. Based upon these factors, the Compensation Committee determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

2025 Annual Equity Awards

In January 2025, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own equity award), as well as the other factors described above, the Compensation Committee granted our executive officers, including our Named Executive Officers, PRSU awards with performance and time-based vesting requirements that may be earned and settled for shares of our common stock and RSU awards with time-based vesting requirements that may be settled for shares of common stock.

The number of equity awards awarded to our Named Executive Officers is calculated based on the target long-term incentive compensation established by our Compensation Committee and the 30-day average price as of the applicable determination date. The value of the equity awards included in the 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"), which is determined as of the award’s grant date. Consequently, the total grant date fair value of the equity awards for purposes of ASC Topic 718 differs from the target equity award value originally approved by our Compensation Committee.

The equity awards approved for grant by our Compensation Committee to our Named Executive Officers for 2025 were as follows:

Named Executive Officer	Long-Term Incentive Compensation (total target value) ($)	2025 PRSUs (target) (#) (1)	RSU Awards (#) (2)
Patrick S. Miles	6,785,000	340,955	340,955
J. Todd Koning	2,275,000	114,322	114,322
Craig E. Hunsaker	3,451,000	173,417	173,417
David P. Sponsel	2,275,000	114,322	114,322
Scott Lish	3,451,000	173,417	173,417

(1) 2025 PRSUs are earned over a one-year performance period ending on December 31, 2025, based on a combination of Global Revenue and Adjusted EBITDA, based on a matrix which provides as follows:

Global Revenue	Adjusted EBITDA	PRSU Award Multiplier (a)
Equal or Greater than $757 million	Equal or Greater than $124 million	2
$733 million	$91 million	1
Less than $700 million	Less than $77 million	0

(a) Linear interpolation is to be applied between these data points.

Upon being earned, the 2025 PRSUs vest ratably over a three-year period, with one-third of the total number of earned units vesting on the first, second and third anniversaries of March 5th, following the date of grant, contingent upon the Named Executive Officer's continued employment with or service to the Company through each vesting date. Upon vesting, the 2025 PRSUs may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

(2) The RSU awards granted to our executive officers including our Named Executive Officers, vest ratably over a three-year period, with one-third of the total number of units vesting on the first, second and third anniversaries of March 5th, following the date of grant, contingent upon the executive officer’s continued employment with or service to the Company through each vesting date. Upon vesting, the RSU awards may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

Results of 2025 PRSUs

On February 25, 2026, the Compensation Committee determined that our 2025 global revenue was $764 million and Adjusted EBITDA was $111 million and consequently, 179% of our goal had been achieved. Accordingly, our Named Executive Officers had earned 179% of their 2025 PRSUs, as follows:

Named Executive Officer	2025 PRSUs (target) (#)	Percentage of Financial Performance Measure Achieved	Number of Units Earned (#)	Percentage of Target Number of Units Earned
Patrick S. Miles	340,955	113%	611,673	179%
J. Todd Koning	114,322	113%	205,094	179%
Craig E. Hunsaker	173,417	113%	311,110	179%
David P. Sponsel	114,322	113%	205,094	179%
Scott Lish	173,417	113%	311,110	179%

One-third of the earned units vested on March 5, 2026, one-third of the earned units will vest on March 5, 2027, and one-third of the earned units will vest on March 5, 2028, contingent upon the Named Executive Officer’s continued employment with or service to the Company through each vesting date. Upon vesting, the 2025 PRSUs may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

The equity awards granted to our Named Executive Officers during 2025 are set forth in the "Executive Officer and Director Compensation – 2025 Summary Compensation Table" and the "Executive Officer and Director Compensation – 2025 Grants of Plan-Based Awards Table" below.

Stock Ownership Guidelines

Our non-employee directors, our CEO and all employees who are officers for purposes of Section 16 of the Exchange Act ("Section 16 officers"), including our Named Executive Officers, are subject to stock ownership guidelines as set forth in the table below.

Stock Ownership Guidelines
Target Multiple (as a multiple of base	• Non-employee directors: 3.0x
salary or director cash retainer)	• CEO: 5.0x
• Section 16 officers: 1.0x
Awards that Count	• Shares earned outright (including shares for which delivery has been deferred)
• Shares subject to vested and unvested time-based restricted stock and RSUs
Awards that do Not Count	• Vested and unvested stock options
• Unearned PRSUs
Time to Achieve	• Within 5 years of becoming subject to the guidelines

Clawback Policy and Recovery of Erroneously Awarded Compensation

We are committed to a culture that emphasizes integrity and accountability. As part of this commitment, we have adopted the Clawback Policy. The Clawback Policy applies to our current and former executive officers, including our Named Executive Officers, and to any incentive-based compensation received after October 2, 2023. In the event we are required to prepare an accounting restatement of our financial statements due to the material noncompliance with any financial reporting requirement under the securities laws, the Board of Directors will require reimbursement or forfeiture of any excess incentive compensation received by any applicable executive officer during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. The Clawback Policy is included as Exhibit 97 to our Annual Report on Form 10-K.

Health and Welfare Benefits

Our executive officers, including our Named Executive Officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone coverage.

We also maintain a Section 401(k) retirement savings plan (the "Section 401(k) Plan") that provides eligible employees, such as our executive officers, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code (the "Code"). All participants’ interests in their deferrals are 100% vested when contributed. The Section 401(k) Plan permits us to make matching contributions and profit-sharing contributions to eligible participants and, currently, we match 50% of an eligible employee’s first 5% of contributions.

We also provide expatriate benefits to our employees who take an international assignment, such as the payment of relocation expenses, housing, tax preparation fees and tax equalization costs.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2025, none of our Named Executive Officers received perquisites or other personal benefits in an amount that was $10,000 or more.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into written employment agreements with each of our executive officers, including each of our Named Executive Officers. Each of these agreements was approved on our behalf by either our Board of Directors or the Compensation Committee. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.

Each of these employment agreements does not have a specific term, provides for "at will" employment (meaning that either we or the executive officer may terminate the employment relationship at any time without cause) and generally sets forth the executive officer’s initial base salary, target annual short-term incentive compensation opportunity, eligibility to receive equity awards as determined in the discretion of our Board of Directors or the Compensation Committee, and eligibility to participate in our employee welfare and benefit programs in effect for similarly situated employees during his or her employment. In addition, certain of the employment offer letters (except in the case of Mr. Sponsel) also provided for a "sign-on" RSU award and, in the case of Mr. Hunsaker, a one-time PRSU award as an inducement to accept employment with the Company.

These employment agreements also provided that each executive officer, including each Named Executive Officer, is eligible for severance payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company, under our Severance Agreement and our Change in Control Agreement. These post-employment compensation agreements are discussed in "Post-Employment Compensation" below.

For detailed descriptions of the employment agreements with our Named Executive Officers, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below.

Post-Employment Compensation

Each of the employment agreements that we have entered into with our executive officers, including our Named Executive Officers, provide that they are eligible for severance payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company, under our Severance Agreement and our Change in Control Agreement, in exchange for executing and not revoking our then-standard separation agreement and release of claims (which may include a non-disparagement covenant, non-solicit provisions, an agreement to assist in any litigation matters and other standard terms and conditions).

These agreements provide reasonable compensation in the form of severance pay and certain limited benefits to an executive officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements provided by these provisions help maintain our executive officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

Under the Change in Control Agreement, all cash severance payments in the event of a change in control of the Company are payable only if there is a connected loss of employment by an executive officer (a so-called "double-trigger" arrangement). In the case of the acceleration of vesting of outstanding equity awards, equity award arrangements provide for automatic accelerated vesting upon a change in control.

In the event of a change in control of the Company, to the extent that any of the amounts provided for under the provisions would constitute a "parachute payment" within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, an executive officer will be entitled to receive either: full payment of benefits under his or her agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.

We do not use excise tax payments (or "gross-ups") relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the Severance Agreement and the Change in Control Agreement when determining the annual compensation for our executive officers. We do believe, however, that these agreements are necessary to offer compensation packages that are competitive.

For detailed descriptions of the post-employment compensation agreements with our Named Executive Officers, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our covered executive officers (including our CEO and CFO), and which is not subsequently modified, will not be deductible to the extent it exceeds $1 million.

While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our statement of operations for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant-date fair value of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

Compensation Committee

Karen K. McGinnis (Chair)

Quentin Blackford

Mortimer Berkowitz III

Compensation Committee Interlocks and Insider Participation

During 2025, Quentin Blackford, Karen K. McGinnis and Ward W. Woods were members of the Compensation Committee, with Mr. Woods acting as Chair. No current member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during 2025.

Pay Ratio Disclosure

The following information describes the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of Patrick S. Miles, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

For the fiscal year ending December 31, 2025, our last completed fiscal year:

•
The median of the annual total compensation of all our employees (other than our CEO) was $110,332.
•
The annual total compensation of Mr. Miles for 2025, as reported in the "Executive Officer and Director Compensation – 2025 Summary Compensation Table" in this proxy statement, was $10,260,507.

As a result, for 2025, the ratio of the annual total compensation of Mr. Miles, who served as our CEO for all of 2025, to the median of the annual total compensation of all our employees was 78 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.

To identify the median compensated employee and to determine the annual total compensation of the median employee, we used the following methodology:

•
We selected December 31, 2025, which is within the last three months of 2025, as the date upon which we would identify the median employee.
•
We determined that, as of December 31, 2025, our employee population consisted of 913 individuals working at the Company, with approximately 77% of these individuals located in the U.S. and approximately 23% located in countries around the world. Pursuant to the de minimis exemption for foreign employees as permitted by applicable SEC rules, we excluded 39 employees located in the following three countries, which represent approximately 4% of our total employee population: Japan, Canada and Germany. After excluding employees in the listed jurisdictions, our adjusted employee population consisted of 874 employees as of December 31, 2025.
•
We identified the median employee using a consistently applied compensation measure ("CACM") that consists of annual base salary or wages and the actual short-term incentive compensation payment under the 2025 Annual Short-Term Incentive Compensation Plan. In identifying the median employee, we annualized the compensation values of permanent employees that joined our Company during 2025. Amounts paid in foreign currencies were converted to U.S. Dollars based on the average annual exchange rate as of December 31, 2025. No cost-of-living adjustments were made.
•
After applying our CACM methodology, we identified the median employee. We then identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402 of Regulation S-K, resulting in annual total compensation of $131,967.
•
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column for 2025 in the 2025 Summary Compensation Table included in this proxy statement.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

2025 Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during the fiscal years ended December 31, 2025, 2024 and 2023, for services rendered to us by our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers in 2025: our President, Chairman and Chief Executive Officer; our Executive Vice President and Chief Financial Officer; our Executive Vice President, People & Culture; our Executive Vice President, Sales and our Chief Operating Officer. We refer to these executive officers as our "Named Executive Officers" elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)	Stock Awards ($)(1)(6)	Non- Equity Incentive Plan ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Patrick S. Miles	2025	762,000	—	8,859,650	600,000	38,857	10,260,507
President, Chairman and Chief Executive Officer	2024	756,577	—	5,028,680	400,000	36,442	6,221,699
	2023	713,269	—	7,687,586	1,040,000	37,124	9,477,979
J. Todd Koning	2025	480,775	—	3,062,444	250,000	36,656	3,829,875
Executive Vice President and Chief Financial Officer	2024	467,115	—	1,951,744	162,500	35,602	2,616,961
	2023	442,115	—	2,409,309	475,000	33,915	3,360,339
Craig E. Hunsaker	2025	498,625	—	4,515,970	257,500	1,047,777	6,319,872
Executive Vice President, People & Culture	2024	482,385	—	2,532,377	180,000	222,471	3,417,233
	2023	470,000	—	3,433,286	500,000	165,735	4,569,021
David P. Sponsel	2025	445,390	—	3,024,662	450,000	34,355	3,954,407
Executive Vice President, Sales	2024	435,385	—	2,155,689	175,000	36,955	2,803,029
	2023	400,000	—	2,254,015	525,000	35,845	3,214,860
Scott Lish	2025	485,009	—	4,494,154	257,500	34,582	5,271,245
Chief Operating Officer	2024	424,135	—	1,951,744	165,000	34,992	2,575,871
	2023	380,000	—	1,861,944	310,000	33,205	2,585,149

(1)
"Stock Awards" consist of PRSUs and RSUs. This column represents the grant date valuation of the awards computed in accordance with the ASC Topic 718 rather than an amount paid to or realized by the Named Executive Officer. The value of PRSUs is based on the target number of shares subject to the award. The grant date fair value of PRSUs based on the target number of PRSUs issuable to each Named Executive Officer for 2025 and reflected in the table above is as follows: Mr. Miles – $4,112,000, Mr. Koning – $1,379,000, Mr. Hunsaker – $2,091,000, Mr. Sponsel – $1,379,000 and Mr. Lish – $2,091,000. If the highest level of performance conditions are achieved, the grant date fair value based on the maximum number of PRSUs issuable to each Named Executive Officer for 2025 is as follows: Mr. Miles – $8,224,000, Mr. Koning – $2,758,000, Mr. Hunsaker – $4,182,000, Mr. Sponsel – $2,758,000 and Mr. Lish – $4,182,000. For more information on how stock awards are valued, see the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2026.

Additional discussion regarding the difference between the total grant date fair value of equity awards included above and the equity award value originally approved by our Compensation Committee is included in the section titled "Compensation Discussion and Analysis - 2025 Annual Equity Awards."

(2)
"Non-Equity Incentive Plan Compensation" includes bonus amounts earned as of December 31, 2025, but paid in 2026, earned as of December 31, 2024, but paid in 2025 and earned as of December 31, 2023, but paid in 2024. The bonus amounts earned as of December 31, 2025 and 2024 were paid with a combination of cash and RSUs. The amounts included in this column represents the cash payment only. See the section titled "Annual Cash Bonus Payments" for further information.
(3)
"All Other Compensation" for 2025, 2024 and 2023 includes health and health related benefits, disability insurance premiums and matching contributions under our Section 401(k) Plan paid by the Company.
(4)
In addition to the items noted in footnote 3 above, "All Other Compensation" in 2025 and 2024 for Mr. Hunsaker includes approximately $1,011,000 and $262,000, respectively, in expatriate assignment benefits.
(5)
In March 2025, the Compensation Committee provided members of the Senior Leadership and Executive Leadership teams with the opportunity to convert a designated portion of their base salary into equity at specified conversion levels. To account for the increased risk, reduced liquidity, and time value associated with this salary-to-equity exchange, the converted amount was adjusted by a 1.2x multiplier. The participation rates and total shares granted to the named officers, excluding the 20% premium, are as follows: Mr. Miles — 25% (13,729 shares); Mr. Koning — 50% (17,441 shares); Mr. Hunsaker — 50% (18,126 shares); Mr. Sponsel — 10% (3,222 shares); and Mr. Lish — 50% (18,126 shares). The resulting RSU awards vested in two equal installments on August 5, 2025 and December 5, 2025.
(6)
Included in the aggregate grant date fair value reported in this column are the shares representing the premium associated with the conversion of base salary into equity as described in note (5) above. The amount reported in the column represents the grant date fair value of all the shares granted in 2025, including the “premium” shares calculated in accordance with the requirements of FASB ASC Topic 718. The number of shares granted related to this “premium” each named executive officers was as follows: Mr. Miles — 2,746 shares; Mr. Koning — 3,489 shares; Mr. Hunsaker — 3,626 shares; Mr. Sponsel — 645 shares; and Mr. Lish — 3,626 shares.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Separation Agreements

Patrick S. Miles

In connection with his appointment, we entered into an employment letter agreement with Mr. Miles, effective as of October 2, 2017, setting forth Mr. Miles’ initial compensation and certain other terms. Mr. Miles’ employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 25, 2026, Mr. Miles will be paid an annual base salary of $800,000 and he will be eligible to receive an annual target cash bonus equal to 100% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Miles is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Mr. Miles is party to a severance agreement with us, pursuant to which he will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to two times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Miles that vest within 24 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Miles at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Miles’ right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Miles for good reason, as defined in the severance agreement, (2) the termination is not due to the death or disability of Mr. Miles, (3) the termination of employment is not for cause, as defined in the severance agreement, (4) Mr. Miles is not eligible to receive severance benefits under any other agreement or plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Miles executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Miles.

Under the change in control agreement, in the event Mr. Miles’ employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Miles in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Miles of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

J. Todd Koning

In connection with his appointment, we entered into an employment letter agreement with Mr. Koning, effective as of April 19, 2021, setting forth Mr. Koning’s initial compensation and certain other terms. Mr. Koning’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 25, 2026, Mr. Koning will be paid an annual base salary of $525,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Koning is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on April 19, 2021 and pursuant to the terms and conditions of the Company’s 2016 Plan, as amended (as defined below), Mr. Koning received sign-on RSUs covering 150,000 shares of the Company’s common stock ("Sign-On RSUs"), an equity grant of 40,000 RSUs ("2021 RSU Grant"), and an equity grant of 10,000 PRSUs ("2021 PRSU Grant"), with the PRSUs leveraging from 0% to 500% based on the Company’s 2021 U.S. revenue growth. The Sign-On RSUs, the 2021 RSU Grant and the 2021 PRSU Grant are fully vested. In addition, the RSUs will fully vest upon a change in control (as defined in the 2016 Employment Inducement Plan) of the Company.

We and Mr. Koning entered into a severance agreement, effective July 19, 2023. The severance agreement provides that in the event Mr. Koning’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the higher of his annual target total cash compensation (base salary plus target bonus) and his average annual total cash compensation paid over the prior three calendar years, (b) the payment of any and all premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by him at the date of termination will be extended through the later of (i) 90 days after the date of termination and (ii) the remaining term of such awards.

We and Mr. Koning also entered into a change in control agreement, effective April 19, 2021. Under the change in control agreement, in the event Mr. Koning’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of six months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Koning in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Koning of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Craig E. Hunsaker

In connection with his appointment, we entered into an employment letter agreement with Mr. Hunsaker, effective as of September 14, 2016, setting forth Mr. Hunsaker’s compensation and certain other terms. Mr. Hunsaker’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 25, 2026, Mr. Hunsaker will be paid an annual base salary of $550,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Hunsaker is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses incurred in connection with his service to the Company.

On February 18, 2021, we entered into a new severance agreement which provides that Mr. Hunsaker will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to one and one half times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Hunsaker that vest within 18 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Hunsaker’s right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Hunsaker for good reason, as defined in the severance agreement, (2) the termination of employment is not due to the death or disability of Mr. Hunsaker, (3) the termination is not for cause, as defined in the severance agreement, (4) Mr. Hunsaker is not eligible to receive severance benefits under any other agreement or plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Hunsaker executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Hunsaker.

We and Mr. Hunsaker also entered into a change in control agreement, effective September 14, 2016. Under the change in control agreement, in the event Mr. Hunsaker’s employment is terminated without cause or for good reason (each as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) a payment of cash severance in a lump-sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Hunsaker in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Hunsaker of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (d) the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period).

David P. Sponsel

In connection with his appointment, we entered into an employment letter agreement with Mr. Sponsel, effective as of April 1, 2019, setting forth Mr. Sponsel’s initial compensation and certain other terms. Mr. Sponsel’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 25, 2026, Mr. Sponsel will be paid an annual base salary of $500,000 and he will be eligible to receive an annual target cash bonus equal to 70% - 100% of his annual base salary upon the Company’s and his achievement of goals and sales quotas to be established by the Board of Directors each fiscal year. Mr. Sponsel is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Sponsel entered into a severance agreement, effective July 19, 2023. The severance agreement provides that in the event Mr. Sponsel’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the higher of his annual target total cash compensation (base salary plus target bonus) and his average annual total cash compensation paid over the prior three calendar years, (b) the payment of any and all premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by him at the date of termination will be extended through the later of (i) 90 days after the date of termination and (ii) the remaining term of such awards.

We and Mr. Sponsel also entered into a change in control agreement, effective April 1, 2019. Under the change in control agreement, in the event Mr. Sponsel’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Sponsel in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Sponsel of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Scott Lish

In connection with his appointment, we entered into an employment letter agreement with Mr. Lish, effective as of October 13, 2017, setting forth Mr. Lish’s initial compensation and certain other terms. Mr. Lish’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 25, 2026, Mr. Lish will be paid an annual base salary of $550,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Lish also is entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Lish also entered into a severance agreement effective July 21, 2023. The severance agreement provides that in the event Mr. Lish’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to the greater of one times the amount of his (i) regular annual target compensation (base salary plus target bonus) and (ii) average annual total cash compensation paid over the prior three calendar years; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Lish at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

We and Mr. Lish also entered into a change in control agreement, effective September 1, 2024. Under the change in control agreement, in the event Mr. Lish’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of six months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Lish in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Lish of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

2025 Grants of Plan-Based Awards Table

The following table contains information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2025.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock or units	Grant date fair value of stock awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(3)
Patrick S. Miles
2025 Annual Short-Term Incentive Compensation			762,000	1,143,000
2025 Performance RSUs	1/29/2025	—	—	—	—	340,955	681,910	—	4,111,917
2025 RSUs	1/29/2025	—	—	—	—	—	—	389,195	4,693,692
2025 RSUs	6/11/2025	—	—	—	—	—	—	16,475	193,252

J. Todd Koning
2025 Annual Short-Term Incentive Compensation			338,800	508,200
2025 Performance RSUs	1/29/2025	—	—	—	—	114,322	228,644	—	1,378,723
2025 RSUs	1/29/2025	—	—	—	—	—	—	133,920	1,615,075
2025 RSUs	6/11/2025	—	—	—	—	—	—	20,929	245,497

Craig Hunsaker
2025 Annual Short-Term Incentive Compensation			352,100	528,150
2025 Performance RSUs	1/29/2025	—	—	—	—	173,417	346,834	—	2,091,409
2025 RSUs	1/29/2025	—	—	—	—	—	—	195,126	2,353,220
2025 RSUs	6/11/2025	—	—	—	—	—	—	21,751	255,139

David P. Sponsel
2025 Annual Short-Term Incentive Compensation			447,000	670,500
2025 Performance RSUs	1/29/2025	—	—	—	—	114,322	228,644	—	1,378,723
2025 RSUs	1/29/2025	—	—	—	—	—	—	135,428	1,633,262
2025 RSUs	6/11/2025	—	—	—	—	—	—	3,866	45,348

Scott Lish
2025 Annual Short-Term Incentive Compensation			352,100	528,150
2025 Performance RSUs	1/29/2025	—	—	—	—	173,417	346,834	—	2,091,409
2025 RSUs	1/29/2025	—	—	—	—	—	—	193,317	2,331,403
2025 RSUs	6/11/2025	—	—	—	—	—	—	21,751	255,139

(1)
Represents the estimated future payouts possible under our 2025 Annual Short-Term Incentive Compensation Plan based upon the combined achievement of corporate performance measures during 2025. Under the 2025 Annual Short-Term Incentive Compensation Plan, payments are determined by multiplying each Named Executive Officer's target annual short-term incentive compensation opportunity by a factor determined by achievement of specific performance goals. The amounts actually paid to our Named Executive Officers for 2025 are set forth above in the 2025 Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation" and the calculation of the actual amounts paid is discussed in the section titled "Compensation Discussion and Analysis - Annual Short-Term Incentive Compensation - Annual Cash Bonus Payments."
(2)
Represents the estimated future payouts possible under our Named Executive Officer's respective equity incentive awards as described in the section titled "Compensation Discussion and Analysis - Long-Term Incentive Compensation."
(3)
Represents the grant date valuation of the awards computed in accordance with the ASC Topic 718 rather than an amount paid to or realized by the Named Executive Officer. The value of PRSUs is based on the target number of shares subject to the award. The grant date fair value of PRSUs based on the target number of PRSUs issuable to each Named Executive Officer for 2025 and reflected in the table above is as follows: Mr. Miles – $4,112,000, Mr. Koning – $1,379,000, Mr. Hunsaker – $2,091,000, Mr. Sponsel – $1,379,000 and Mr. Lish – $2,091,000. If the highest level of performance conditions are achieved, the grant date fair value based on the maximum number of PRSUs issuable to each Named Executive Officer for 2025 is as follows: Mr. Miles – $8,224,000, Mr. Koning – $2,758,000, Mr. Hunsaker – $4,182,000, Mr. Sponsel – $2,758,000 and Mr. Lish – $4,182,000. For more information on how stock awards are valued, see the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2026.

Additional discussion regarding the difference between the total grant date fair value of equity awards included above and the equity award value originally approved by our Compensation Committee is included in the section titled "Compensation Discussion and Analysis - 2025 Annual Equity Awards."

2025 Option Exercises and Stock Vested Table

The following table includes certain information with respect to stock awards vested and stock option awards exercised for our Named Executive Officers during the fiscal year ended December 31, 2025.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise (#)	Number of shares acquired on vesting (#)	Value realized on vesting (1)($)
Patrick S. Miles	—	—	575,920	7,139,821
J. Todd Koning	—	—	243,149	3,079,211
Craig E. Hunsaker	—	—	282,006	3,572,229
David P. Sponsel	—	—	195,562	2,459,852
Scott Lish	38,500	540,710	184,615	2,451,278
(1)
The amounts shown in this column represent the number of shares vested multiplied by the per share closing price of our common stock on the vesting date.

Outstanding Equity Awards at December 31, 2025 Table

The following table sets forth information regarding grants of stock options and unvested stock awards that were outstanding and held by our Named Executive Officers as of December 31, 2025.

	Option Awards (1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Patrick S. Miles	7/30/2018	721,193		—	2.69	7/30/2028	—		—	—		—
	6/14/2023	—		—	—	—	68,238	(4)	1,435,728	—		—
	6/14/2023	—		—	—	—	—		—	137,854	(4)	2,900,448
	6/14/2023	—		—	—	—	—		—	103,391	(5)	488,006
	2/21/2024	—		—	—	—	54,529	(6)	1,147,290	—
	2/21/2024	—		—	—	—	—		—	207,755	(6)	4,371,163
	1/29/2025	—		—	—	—	340,955	(7)	7,173,693	—		—
	1/29/2025	—		—	—	—	—		—	340,955	(7)	7,173,693

J. Todd Koning	6/14/2023	—		—	—	—	21,385	(4)	449,940
	6/14/2023	—		—	—	—	—		—	43,204	(4)	909,012
	6/14/2023	—		—	—	—	—		—	32,403	(5)	152,942
	2/21/2024	—		—	—	—	21,164	(6)	445,291	—		—
	2/21/2024	—		—	—	—	—		—	80,635	(6)	1,696,553
	1/29/2025	—		—	—	—	114,322	(7)	2,405,335
	1/29/2025	—		—	—	—	—		—	114,322	(7)	2,405,335

Craig E. Hunsaker	2/21/2017	125,000	(2)	—	3.09	2/21/2027	—		—	—		—
	6/15/2017	31,710	(2)	—	1.93	6/15/2027	—		—	—		—
	7/26/2017	120,248		—	1.68	7/26/2027	—		—	—		—
	7/30/2018	78,249		—	2.69	7/30/2028	—		—	—		—
	6/14/2023	—		—	—	—	30,475	(4)	641,194	—
	6/14/2023	—		—	—	—	—		—	61,566	(4)	1,295,349
	6/14/2023	—		—	—	—	—		—	46,175	(5)	217,946
	2/21/2024	—		—	—	—	27,460	(6)	577,758
	2/21/2024	—		—	—	—	—		—	104,622	(6)	2,201,257
	1/29/2025	—		—	—	—	173,417	(7)	3,648,694	—		—
	1/29/2025	—		—	—	—	—		—	173,417	(7)	3,648,694

David P. Sponsel	5/29/2018	7,813		—	3.86	5/29/2028	—		—	—		—
	11/2/2018	7,187		—	3.17	11/2/2028	—		—	—		—
	6/14/2023	—		—	—	—	20,007	(4)	420,947	—		—
	6/14/2023	—		—	—	—	—		—	40,418	(4)	850,395
	6/14/2023	—		—	—	—	—		—	30,314	(5)	143,082
	2/21/2024	—		—	—	—	23,375	(6)	491,810	—		—
	2/21/2024	—		—	—	—	—		—	89,060	(6)	1,873,819
	1/29/2025	—		—	—	—	114,322	(7)	2,405,335	—		—
	1/29/2025	—		—	—	—	—		—	114,322	(7)	2,405,335

Scott Lish	6/14/2023	—		—	—	—	16,527	(4)	347,728	—		—
	6/14/2023	—		—	—	—	—		—	33,388	(4)	702,484
	6/14/2023	—		—	—	—	—		—	25,041	(5)	118,194
	2/21/2024	—		—	—	—	21,164	(6)	445,291	—		—
	2/21/2024	—		—	—	—	—		—	80,635	(6)	1,696,553
	1/29/2025	—		—	—	—	173,417	(7)	3,648,694	—		—
	1/29/2025	—		—	—	—	—		—	173,417	(7)	3,648,694

(1)
Except as described below, all unvested option awards vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remainder of the options vesting monthly over the subsequent three years, provided that the Named Executive Officer remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the Named Executive Officer's death or disability. All option awards have a term of ten years from the date of grant.
(2)
The option award will vest monthly over three years, provided that the Named Executive Officer remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the Named Executive Officer’s death or disability. All option awards have a term of ten years from the date of grant.
(3)
The amount is based on the December 31, 2025 closing price of $21.04 per share of our common stock on Nasdaq.
(4)
The RSU award will vest in three equal installments on each of the first three anniversaries of March 5, 2024, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.
(5)
No portion of any vested award shall be exercisable at any time during the first three years following the grant date unless and until the publicly traded stock price for the securities underlying the awards is at or above $24.00 per share at market close on such third-year anniversary of the grant date. Should the publicly traded stock price for the Company's common stock be below $24.00 per share at market close on such third-year anniversary of the grant date, no part or portion of the PRSU award will vest and the PRSU award will expire and terminate. The value of these awards was determined using a Monte Carlo simulation model as of December 31, 2025.
(6)
The RSU award will vest in three equal installments on each of the first three anniversaries of March 5, 2025, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.
(7)
The RSU award will vest in three equal installments on each of the first three anniversaries of March 5, 2026, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Pay Versus Performance

As described in greater detail in "Compensation Discussion and Analysis," our executive compensation program reflects a variable "pay-for-performance" philosophy. The performance measures that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our Named Executive Officers to increase the value of our enterprise for our stockholders.

The following table sets forth information regarding the compensation provided to our principal executive officer (the "CEO/PEO") and our other Named Executive Officers (the "Non-PEO Named Executive Officers") and our performance during the last five fiscal years.

Year(1)	Summary Compensation Table Total for CEO/PEO ($)	Compensation Actually Paid to CEO/PEO ($)(2)	Average Summary Compensation Table for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Loss ($ thousands)	Total Revenue ($ thousands)(6)
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)
2025	10,260,507	29,728,986	4,843,850	12,897,432	191.9	155.06	(143,358)	764,155
2024	6,221,699	4,059,404	2,853,274	2,750,657	24.74	73.30	(162,123)	611,562
2023	9,477,979	23,339,656	3,432,342	5,474,297	108.32	123.64	(186,638)	482,262
2022	5,948,299	7,374,460	2,283,006	3,044,347	69.42	99.22	(151,293)	350,867
2021	5,266,839	8,273,363	2,844,858	3,144,984	56.45	138.28	(143,032)	243,212
(1)
The footnotes and supplemental tables below detail the individual adjustments made to arrive at the compensation figures presented above for both the CEO/PEO and Non-PEO Named Executive Officers:

Year	CEO/PEO	Non-PEO/NEOs
2025	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel, Scott Lish
2024	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel, Scott Lish
2023	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel, Scott Lish
2022	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel, Eric Dasso
2021	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel

(2)
"Compensation Actually Paid" to the CEO/PEO reflects the following adjustments from Total Compensation reported in the applicable Summary Compensation Table:

Adjustments to Determine Compensation "Actually Paid" for CEO/PEO	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Total Reported in Summary Compensation Table	10,260,507	6,221,699	9,477,979	5,948,299	5,266,839
Less Amounts Reported under the "Stock Awards Column" in the Summary Compensation Table	8,859,650	5,028,680	7,687,586	4,356,657	3,696,750
Less Amounts Reported under the "Option Awards" Column in the Summary Compensation Table	—	—	—	—	—
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	20,043,299	5,256,064	10,134,386	6,510,735	10,572,750
Plus the Fair Value of Awards Granted during covered year that Vested during covered year	1,337,803	—	—	—	—
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	5,837,871	(2,428,632)	1,802,804	1,116,353	(4,423,380)
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	1,109,157	38,953	9,612,073	(1,844,270)	553,904
Total Adjustments	27,933,827	(2,162,295)	13,861,677	1,426,161	3,006,524
Compensation Actually Paid	29,728,986	4,059,404	23,339,656	7,374,460	8,273,363
(3)
The average "Compensation Actually Paid" to the Non-PEO Named Executive Officers reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine Average Compensation "Actually Paid" for Non-PEO NEOs	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Total Reported in Summary Compensation Table	4,843,850	2,853,274	3,432,342	2,283,006	2,844,858
Less Amounts Reported under the "Stock Awards Column" in the Summary Compensation Table	3,774,308	2,147,889	2,489,639	1,389,695	2,067,800
Less Amounts Reported under the "Option Awards" Column in the Summary Compensation Table	—	—	—	—	—
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	8,457,478	2,672,975	3,340,773	2,076,807	2,971,800
Plus the Fair Value of Awards Granted during covered year that Vested during covered year	755,482	—	—	—	—
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	2,211,854	(1,476,084)	537,648	266,411	(697,232)
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	403,076	848,381	653,173	(192,182)	93,358
Total Adjustments	11,200,022	(102,617)	2,041,955	761,341	300,126
Compensation Actually Paid	12,897,432	2,750,657	5,474,297	3,044,347	3,144,984

(4)
Reflects total shareholder return indexed to $100 invested on December 31, 2020.
(5)
Reflects total shareholder return indexed to $100 invested on December 31, 2020 for the Nasdaq Medical Equipment Index, which is an industry line peer group reported in the performance graph included in the Company's 2025 Annual Report on Form 10-K, and assuming reinvestment of all dividends, where applicable.
(6)
Total Revenue, which is a GAAP measure, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our Named Executive Officers, including our CEO, for the most recently completed fiscal year to the Company's performance.

Relationship Between Financial Performance Measures

The line graphs below compare (i) the compensation actually paid to our CEO/PEO and the average compensation actually paid to our remaining Non-PEO Named Executive Officers, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Total Revenue, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus TSR

(in thousands except for TSR, assuming $100 invested on December 31, 2020)

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus Net Loss

(in thousands)

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus Total Revenue

(in thousands)

Pay Versus Performance Tabular List of Most Important Financial Performance Measures for All Named Executive Officers for 2025

As described in greater detail in the "Compensation Discussion and Analysis" included in this proxy statement, our executive compensation program reflects a "pay-for-performance" philosophy. The most important financial performance measures we use to link executive compensation actually paid to our Named Executive Officers to our performance, for the most recently completed fiscal year are as follows:

•
Total revenue
•
Adjusted EBITDA

2025 Director Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2025 to each of our current non-employee directors.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(1)	Total ($)
Mortimer Berkowitz	65,000	177,487	242,487
Quentin Blackford	62,500	177,487	239,987
David Demski	45,000	177,487	222,487
Karen McGinnis	72,500	177,487	249,987
David Pelizzon	45,000	177,487	222,487
Keith Valentine	50,000	177,487	227,487
Ward Woods	60,000	177,487	237,487
	400,000	1,242,409	1,642,409

(1)
Amounts represent the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions and methodologies used in the valuation of these awards are discussed in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.
(2)
Amounts represent fees paid in cash during 2025.

Employee members of the Board of Directors receive no compensation or remuneration for service on the Company’s Board of Directors or any committee thereof. Our non-employee directors receive a one-time, time-based RSU award granted upon election or appointment to the Board of Directors, with a grant value of $300,000, as determined by the volume weighted average trading price ("VWAP") of the Company’s stock for the 30-trading day period prior to date of election or appointment (the "Initial Board Grant") provided, however, that no director elected or appointed to the Board of Directors pursuant to a contractual or agreed-upon right to such election or appointment shall receive the Initial Board Grant where such election or appointment of said director is meant to replace or succeed a current director who was elected or appointed to the Board of Directors pursuant to that same contractual or agreed-upon right to such election or appointment. The Initial Board Grant vests in three equal installments on each of the first three anniversaries of the grant date, conditioned upon continual service on the Board of Directors.

Our non-employee directors also receive an annual time-based RSU award for service on the Board of Directors with a grant value of $185,000 (the "Annual Board Grant"). For continuing (incumbent) non-employee directors, the Annual Board Grant is granted as of the date of the annual meeting of stockholders, based upon the VWAP of the Company’s stock for the 30-trading day period prior to the grant date. For newly elected or newly appointed, non-employee directors, the Annual Board Grant is granted upon election or appointment to the Board of Directors, with a grant value, as determined by the 30-trading day VWAP prior to date of election or appointment, pro-rated by the number of days from the date of the prior annual meeting of stockholders to the date of the grant, divided by 365. The Annual Board Grant vests on the earlier of (a) the next annual meeting of stockholders and (b) the death or resignation of the director. In the event of death or resignation of the director, the Annual Board Grant vests pro-rated based on the number of actual days served by the director from the time of the grant to such death or resignation, divided by 365.

The following table shows the outstanding and unvested stock awards held at December 31, 2025 by each of our current non-employee directors.

Name	Unvested Stock Awards (#)
Mortimer Berkowitz	15,131
Quentin Blackford	15,131
David Demski	117,619
Karen McGinnis	15,131
David Pelizzon	15,131
Keith Valentine	33,839
Ward Woods	15,131

Our non-employee directors also receive the following annual cash retainer for service on the Board of Directors, as the Board Chair, as the Lead Director, as a committee Chair and/or as a committee member:

	Member ($)	Chair/Lead Director ($)
Board of Directors	45,000	70,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating & Corp. Governance Committee	5,000	10,000

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,641,197	(2)	$2.82	11,719,675	(3)
Equity compensation plans not approved by security holders (4)	195,313	(5)	$4.41	161,652
Total	1,836,510		$2.99	11,881,327
(1)
Includes awards outstanding under our Amended and Restated 2005 Employee, Director and Consultant Stock Plan (our "2005 Plan"), which expired by its terms in April 2016, and our 2016 Plan.
(2)
Excludes 7,240,431 shares subject to unvested RSU and restricted stock awards under our 2016 Plan as of December 31, 2025. There are no shares subject to unvested RSU and restricted stock awards under our 2005 Plan as of December 31, 2025.
(3)
Includes 11,719,675 shares remaining available for issuance under our 2016 Plan as of December 31, 2025.
(4)
Includes our 2016 Employment Inducement Plan and our Management Objective Strategic Incentive Plan. The material features of our 2016 Employment Inducement Plan are described in Note 10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.
(5)
Excludes 703,971 shares subject to unvested RSU awards under our 2016 Employment Inducement Plan as of December 31, 2025 and 63,500 unvested shares issued under our Management Objective Strategic Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below or under the heading "Executive Officer and Director Compensation," there were no transactions to which we were a party since January 1, 2025 through the date of this proxy statement in which the amount involved exceeds $120,000 and in which our directors, executive officers and, to our knowledge, beneficial owners of more than 5% of our voting securities, or their immediate family members or affiliates, had or will have a direct or indirect material interest.

Agreements with our Officers, Directors and Principal Stockholders

We have entered into indemnification agreements with all of our executive officers and directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

In December 2024, the Company’s subsidiary, Alphatec Spine, Inc., entered into a four-year Master Consulting Services Agreement with David Demski, pursuant to which Mr. Demski agreed to provide, among other things, strategic advice and strategy with respect to areas of finance, accounting, sales operations, competitive recruitment and employee retention and marketing. Pursuant to the agreement, Mr. Demski received 126,051 RSUs. The RSUs vest in equal 25% increments on June 30 of each of 2025, 2026, 2027 and 2028. Notwithstanding the foregoing, if the Consulting Agreement is terminated before June 30, 2028, any unvested RSUs will vest on a pro-rata basis, calculated as follows: the number of actual days elapsed between the most recent vesting date (June 30) and the date of termination, divided by 365 days (the annual vesting period). Any RSUs not vested after this pro-rata calculation will be forfeited.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors has nominated Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, and Keith Valentine for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors for a term of one year until the 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, and Keith Valentine. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MORTIMER BERKOWITZ III, QUENTIN BLACKFORD, DAVID DEMSKI, KAREN K. MCGINNIS, PATRICK S. MILES, DAVID R. PELIZZON, AND KEITH VALENTINE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Deloitte & Touche LLP ("Deloitte") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively on this proposal at the Annual Meeting will be required to ratify the selection of Deloitte. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the results of the vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Fees of Principal Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual financial statements for the fiscal years ended December 31, 2025 and 2024, as applicable, and fees billed for other services rendered by our certifying principal accountant during those periods.

	Fiscal Year 2025	Fiscal Year 2024
Audit fees (1)	$1,608,126	$1,784,474
Audit-related fees	1,895	1,895
Tax fees	222,644	193,358
Total	$1,832,665	$1,979,727
(1)
Represents aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s periodic filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its charter, it is a primary duty and responsibility of the Audit Committee to pre-approve all audit and non-audit services rendered by our independent registered public accounting firm, and all such services were pre-approved in accordance with its charter during the fiscal years ended December 31, 2025 and 2024. Pursuant to its authorized responsibilities, the Audit Committee generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Deloitte was compatible with maintaining the independence of Deloitte and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not "soliciting material," is not deemed "filed" with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte a formal written statement describing all relationships between the Company and Deloitte that might bear on Deloitte’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence.

The Audit Committee discussed with Deloitte the matters required to be communicated under Auditing Standards No. 1301, as amended, "Communication with Audit Committees." In addition, with and without management present, the Audit Committee discussed and reviewed the results of Deloitte’s examination of the Company’s 2025 financial statements.

Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of the Company’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Audit Committee

Karen McGinnis (Chair)
Quentin Blackford
Mortimer Berkowitz III

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PropoSAL 3:

approval of THE ALPHATEC HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN

Introduction

Our stockholders are being asked to approve the Alphatec Holdings, Inc. 2026 Equity Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. The proposed 2026 Equity Incentive Plan is referred to herein as the "2026 EIP". The Board of Directors approved the 2026 EIP on April 21, 2026, subject to stockholder approval. The 2026 EIP is the successor to the Amended and Restated 2016 Equity Incentive Plan (the "2016 EIP"). We are asking our stockholders to approve the 2026 EIP because the 2016 EIP will expire prior to our annual meeting of stockholders in 2027.

Overview

We believe that the adoption of the 2026 EIP is in the best interests of our company because of the continuing need to provide stock options and other equity-based incentives to attract, incentivize and retain qualified service providers and to respond to relevant market changes in equity compensation practices.

The use of equity compensation has historically been an important part of our overall compensation philosophy and is a practice that we plan to continue. The 2026 EIP will serve as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our service providers. In addition, awards under the 2026 EIP will provide our service providers an opportunity to acquire or increase their ownership stake in our Company, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our service providers to work hard for our future growth and success. If the 2026 EIP is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

The 2026 EIP’s effectiveness is dependent on the approval of it by stockholders at the Annual Meeting. We are asking stockholders to approve the 2026 EIP because the 2016 EIP will expire prior to our annual meeting of stockholders in 2027. If the 2026 EIP is approved, all outstanding stock awards granted under the 2016 EIP will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable 2016 EIP, but no additional awards will be granted under the 2016 EIP. Upon stockholder approval of the 2026 EIP, any shares remaining available for future grant under the 2016 EIP will be cancelled and will not be available for issuance under the 2026 EIP.

Material Terms of our 2026 Equity Incentive Plan

The following is a summary of the principal provisions of the 2026 EIP, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the 2026 EIP. It is qualified in its entirety by reference to the full text of the 2026 EIP. A copy of the 2026 EIP is included as Appendix A to this proxy statement.

Eligibility and Administration. Employees (including officers), consultants, advisors and members of the Board (including non-employee directors) are eligible to participate in the 2026 EIP. As of April 15, 2026, there were approximately 915 employees, directors, and consultants, including 8 executive officers, and 6 non-employee directors that would have been eligible to receive awards under the 2026 EIP if the 2026 EIP had been effective as of that date. Since our executive officers and non-employee directors may participate in the 2026 EIP, each of our executive officers, non-employee directors and director nominees has an interest in this Proposal 3.

The Board or any of its committees, as directed by the Board (referred to collectively as the “Administrator”), will administer the 2026 EIP, subject to the limitations imposed under the 2026 EIP, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The Administrator will have the authority to take all actions and make all determinations under the 2026 EIP, to interpret the 2026 EIP and award agreements and to adopt, amend and repeal rules for the administration of the 2026 EIP as it deems advisable. The Administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2026 EIP, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2026 EIP.

Shares Available for Awards. The initial aggregate number of shares of our common stock that will be available for issuance under the 2026 EIP will be equal to 12,000,000 new shares of our common stock. Upon stockholder approval of the 2026 EIP, the 2016 EIP will be terminated and any shares remaining available for future grant under the 2016 EIP as of the effective date of the 2026 EIP will be cancelled and will not be available for future awards under the 2026 EIP. Outstanding awards under the 2016 EIP will continue to be governed by their existing terms, and any shares subject to those outstanding awards that are subsequently forfeited, expired, or cancelled will become available for grant under the 2026 EIP.

In connection with the design and adoption of the 2026 EIP, our Board carefully considered our anticipated future equity needs, our historical equity-compensation practices (including our historical “burn rate”), and the advice of our Compensation Committee’s independent compensation consultant. Based on our historical grant practices and current expectations, we estimate that the shares available under the 2026 EIP will be sufficient to cover equity awards for approximately three years. However, the actual duration will depend on a variety of factors, including our hiring activity, stock price performance, the mix of award types granted, the rate at which shares are returned to the 2026 EIP through forfeitures, and other factors that are difficult to predict.

If an award under the 2026 EIP or the 2016 EIP expires, lapses or is terminated, exchanged for or settled in cash, any shares subject to such award (or portion thereof) may, to the extent of such expiration, lapse, termination or cash settlement, be used again for new grants under the 2026 EIP. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award under the 2026 EIP or the 2016 EIP may, to the extent of such tender or withholding, be used for new grants under the 2026 EIP. Further, the payment of dividend equivalents in cash in conjunction with any awards under the 2026 EIP will not reduce the shares available for grant under the 2026 EIP.

Awards granted under the 2026 EIP upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2026 EIP but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options (“ISOs”).

The 2026 EIP provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year, or director limit, may not exceed $750,000 per calendar year, increased to $1,000,000 in the first calendar year in which an individual initially serves as a non-employee Director of the Company (which limit shall not apply to the compensation for any non-employee Director who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation or any compensation paid to any non-employee Director during the calendar year in which the effective date occurs). The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that any non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Awards. The 2026 EIP provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), Stock Appreciation Rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”), performance awards and other stock or cash based awards. Certain awards under the 2026 EIP may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2026 EIP will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by the board, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
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Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions.
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RSUs. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The Administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the Administrator, subject to the conditions and limitations contained in the 2026 EIP.

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Performance Awards. A performance award is an award of shares of common stock or units that are only earned if certain conditions are met. The Administrator has the discretion to determine the number of shares of common stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award and any other terms, conditions and restrictions of the award.
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Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.
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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted only in connection with an award of restricted stock units or other stock or cash-based awards. No dividend equivalents may be granted with respect to stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the vesting conditions are subsequently satisfied and the award vests.

Minimum Vesting. Except with respect to up to five percent (5%) of the aggregate shares available under the 2026 EIP, awards granted under the 2026 EIP shall vest no earlier than the first anniversary of the applicable grant date. This minimum vesting requirement does not apply to awards granted to non-employee directors that vest on the earlier of the one-year anniversary of grant and the next annual meeting of the Company's stockholders occurring no less than fifty weeks after the prior annual meeting, or to awards that vest upon a participant's death or disability. The Administrator retains authority to provide for accelerated vesting of any award in appropriate circumstances pursuant to the terms of the 2026 EIP.

Post-Vesting Holding Requirements. Post-Vesting Holding Requirements. The Administrator may establish holding requirements applicable to shares received by participants upon the vesting, exercise, or settlement of awards, including requirements that participants retain a specified percentage or number of shares for a specified period. Any such holding requirements may be established through award agreements or through the Company's equity ownership guidelines or other policies.

Certain Transactions. The Administrator has broad discretion to take action under the 2026 EIP, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the 2026 EIP and outstanding awards. In the event of a change in control (as defined in the 2026 EIP), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, and provided that the participant has not had a termination of service, the Administrator shall have sole discretion to take one or more actions with respect to such awards, including providing for their cancellation in exchange for cash or other consideration, substitution, assumption, or termination. The Administrator will have full and final authority to determine the treatment of outstanding awards in connection with any change in control.

Repricing. Absent prior approval of the Company's stockholders, the Administrator may not (i) reduce the exercise price or grant price of any outstanding Option or SAR, (ii) cancel any outstanding Option or SAR when the exercise price or grant price exceeds the Fair Market Value of the underlying shares in exchange for cash, another award, or any other consideration, or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules or regulations of the principal securities exchange on which the shares are listed or under generally accepted accounting principles.

Plan Amendment and Termination. The Administrator may amend or terminate the 2026 EIP at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2026 EIP, may materially and adversely affect an award outstanding under the 2026 EIP without the consent of the affected participant, except as otherwise provided in the 2026 EIP or the applicable award agreement, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2026 EIP will remain in effect until the tenth anniversary of the earlier of (a) the date the Board adopted the 2026 EIP and (b) the date the Company's stockholders approved the 2026 EIP, unless earlier terminated. No awards may be granted under the 2026 EIP after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments. The Administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the 2026 EIP are generally non-transferable, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2026 EIP, the Administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a broker-assisted cashless exercise arrangement, or any combination of the foregoing.

The summary of the 2026 EIP provided above is a summary of the principal features of the 2026 EIP. This summary, however, does not purport to be a complete description of all of the provisions of the 2026 EIP. It is qualified in its entirety by references to the full text of the 2026 EIP. A copy of the 2026 EIP is attached as Appendix A to this Proxy Statement.

Burn Rate

Burn rate, a measure of the pace at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about shareholder dilution. The burn rate for a given year is defined as the number of shares of common stock subject to equity awards granted, divided by the weighted average number of shares of common stock outstanding. In setting and recommending to stockholders the number of shares to be authorized under the 2026 EIP, our Board considered our burn rates for the past three years, illustrated below. We believe that our historical share usage has been prudent and in the best interest of our stockholders.

Year	Burn Rate
2025	3.40%
2024	2.80%
2023	2.90%
Three-Year Average	3.03%

Federal Income Tax Considerations

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2026 EIP. Changes to these laws may alter the tax consequences described below. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

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Non-Qualified Stock Options. If an optionee is granted an NSO under the 2026 EIP, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in our common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. Our subsidiaries or affiliates employing the optionee generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
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Other Awards. The current federal income tax consequences of other awards authorized under the 2026 EIP generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. Our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2026 EIP may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state and local taxes). To the extent applicable, the 2026 EIP and awards granted under the 2026 EIP are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the 2026 EIP and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Grants under the 2026 EIP will be made at the discretion of the Administrator and are not currently determinable. The value of the awards granted under the 2026 EIP will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise or disposition decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Alphatec Holdings, Inc. 2026 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers' uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ALPHATEC HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PropoSAL 4:

approval of THE ALPHATEC HOLDINGS, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan, a copy of which is attached as Appendix B to this proxy statement. The proposed 2026 Employee Stock Purchase Plan is referred to herein as the "2026 ESPP". The Board of Directors approved the 2026 ESPP on April 21, 2026, subject to stockholder approval at the Annual Meeting. The 2026 ESPP is the successor to the Amended and Restated 2007 Employee Stock Purchase Plan (the "2007 ESPP"). We are asking our stockholders to approve the 2026 ESPP because the 2007 ESPP will expire prior to our annual meeting of stockholders in 2027.

Overview

We strongly believe that an employee stock purchase program is a necessary and powerful incentive and retention tool that benefits all stockholders. We believe that participation by eligible employees under the 2026 ESPP will promote the success and enhance the value of the Company by:

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More closely associating the interests of management and employees of the Company with the stockholders of the Company by reinforcing the relationship between participants' rewards and stockholder gains;
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Providing management and employees with an opportunity to acquire or increase their equity ownership in the Company;
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Maintaining competitive compensation levels; and
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Providing an incentive to management and employees to remain in continuing employment with the Company and to put forth maximum efforts for the success of its business.

The 2026 ESPP is intended to provide employees of the Company and its subsidiaries with an opportunity to acquire an equity interest in the Company through the purchase of shares of common stock at periodic intervals.

The 2026 ESPP's effectiveness is dependent on the approval of it by the stockholders, if the stockholders do not approve the 2026 ESPP, the 2026 ESPP will not become effective, the 2007 ESPP will continue in full force and effect, and we may continue to grant awards under the 2007 ESPP, subject to its terms, conditions and limitations, using the shares remaining available for issuance thereunder.

If the stockholders approve the 2026 ESPP, the 2026 ESPP will become effective as of the date of Board adoption, April 21, 2026. However, an offering period under the 2007 ESPP commenced on May 15, 2026 and is scheduled to conclude with a purchase event in November 2026. Under the terms of the 2026 ESPP, the 2007 ESPP will remain operative solely with respect to that in-progress offering period, and all participant elections, payroll deductions, purchase price calculations, and other terms applicable to that offering period will continue to be governed by the 2007 ESPP until its conclusion. The first offering period under the 2026 ESPP will commence following the conclusion of that transition period. Following the purchase date of the in-progress 2007 ESPP offering period, the 2007 ESPP will have no further force or effect.

Material Terms of our 2026 Employee Stock Purchase Plan

The following is a summary of the principal provisions of the 2026 ESPP, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the 2026 ESPP. It is qualified in its entirety by reference to the full text of the 2026 ESPP. A copy of the 2026 ESPP is included as Appendix B to this proxy statement.

Purpose. The purpose of the 2026 ESPP is to assist eligible employees of the Company and its participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock. The Company intends that the 2026 ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code.

Shares Available. A total of 2,000,000 shares of common stock will be reserved for issuance under the 2026 ESPP.

In connection with the design and adoption of the 2026 ESPP, the Board carefully considered our anticipated future equity needs, our historical equity-compensation practices (including our historical "burn rate" under the 2007 ESPP), and relevant market factors. Our annual equity burn rate under the 2007 ESPP for the past three fiscal years averaged approximately 0.34%, and based on historical grant practices and current expectations, we estimate that the shares available under the 2026 ESPP will be sufficient to cover equity awards for approximately three years, though the actual duration will depend on factors such as employee participation, hiring activity, stock price performance, and the mix of award types granted.

Administration. The Board of Directors or its committee will have the authority to interpret the terms of the 2026 ESPP and determine eligibility of participants. We expect that the Compensation Committee will continue to be the administrator of the 2026 ESPP.

Eligibility. Our employees are eligible to participate in the 2026 ESPP if they are customarily employed by us or a participating subsidiary for more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our 2026 ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. As of April 15, 2026, the Company had approximately 696 employees who could have been eligible to participate in the 2026 ESPP had the 2026 ESPP been in effect and the subsidiaries for whom such employees work been designated as participating companies under the 2026 ESPP.

Awards. The 2026 ESPP is intended to qualify under Section 423 of the Code and stock will be offered under the 2026 ESPP during offering periods. The length of the offering periods under the 2026 ESPP will be determined by the administrator of the 2026 ESPP and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the plan administrator for each offering period, and will generally be the final trading day in each offering period. Offering periods under the 2026 ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

The 2026 ESPP will be implemented by six-month “offering periods.” A new six-month offering period will commence on each of May 16 and November 15 during the term of the 2026 ESPP. “Purchase dates” will be set for the last trading day in each six-month offering period and will occur on each of May 15 and November 15 (unless such days are not trading days).

Enrollment; Contributions. The 2026 ESPP permits participants to purchase common stock through payroll deductions of at least 1% but not more than the maximum percentage of their eligible compensation specified by the plan administrator in the applicable offering document (which will be 20% if no maximum percentage is specified). The eligible compensation will include base salary, wages, annual bonuses and commissions paid to participants as compensation for services to the Company or participating subsidiary, before deduction for any salary deferral contributions made by the participants to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period. In addition, no employee will be permitted to accrue the right to purchase stock under the 2026 ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

After an employee authorizes us to deduct a certain percentage of his or her compensation for the purchase of shares under the 2026 ESPP, we will make such deductions from his or her paycheck each pay period during an offering period and hold the accumulated amounts until the completion of the offering period. An employee will not receive any interest on the amounts of compensation that we accumulate for the purchase of shares under the 2026 ESPP. We may use all funds held by us under the 2026 ESPP for any corporate purpose, and we are not obligated to segregate such funds.

Transfer of Shares; Designated Broker. Following each purchase date, shares purchased under the 2026 ESPP will be delivered to participants as soon as reasonably practicable. The plan administrator has the authority to require that shares purchased under the 2026 ESPP be deposited directly into an ESPP Share Account established in the name of the participant with a designated broker selected by the Company. The plan administrator may also require that shares held in such an account be retained with the designated broker for a specified period of time following purchase before the participant may transfer or sell them. Participants will not have voting, dividend, or other shareholder rights with respect to shares subject to an outstanding option until those shares have been delivered.

Purchase Price. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be designated by the Committee in the applicable Offering Document; provided, however, that in the event no purchase price is designated in the Offering Document, the Purchase Price shall be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the purchase date, which will generally be the final trading day of the offering period. The fair market value per share of our common stock under the 2026 ESPP is generally the closing sale price of our common stock on The Nasdaq Global Select Market on the date for which fair market value is being determined, or if there is no closing sale price for a share of our common stock on the date in question, the closing sale price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on The Nasdaq Global Select Market on April 15, 2026, was $11.42.

Withdrawal; Termination of Employment. Participants may voluntarily end their participation in the 2026 ESPP at any time before the Purchase Date by submitting a revised Enrollment Form, and will promptly receive any accrued payroll deductions not yet used to purchase shares, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

Transferability. A participant may not transfer rights granted under the 2026 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2026 ESPP.

Certain Transactions. In the event of a stock split, reverse stock split, recapitalization, or similar change in our capital structure, the plan administrator will make equitable adjustments to the number and class of shares available under the 2026 ESPP, the Purchase Price, and the number of shares covered by each outstanding option. In the event of a proposed dissolution or liquidation of the Company, any offering period then in progress will be shortened, a new Purchase Date will be set prior to the dissolution or liquidation, and participants will receive written notice of the new Purchase Date and automatic exercise. In the event of a Corporate Transaction (as defined in the 2026 ESPP), each outstanding option will be assumed or substituted by the successor corporation or its parent or subsidiary. If the successor corporation refuses to assume or substitute outstanding options, the Offering Period will be shortened, a new Purchase Date will be set prior to the Corporate Transaction, and participants will receive written notice of the new Purchase Date and automatic exercise.

Plan Amendment. The plan administrator may amend, suspend or terminate the 2026 ESPP at any time. However, stockholder approval of any amendment to the 2026 ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the 2026 ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the 2026 ESPP or changes the 2026 ESPP in any manner that would cause the 2026 ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The 2026 ESPP will terminate on April 21, 2036.

No shares of the Company's stock will be issued under the 2026 ESPP until the 2026 ESPP has been approved by our stockholders.

Federal Income Tax Considerations

The material federal income tax consequences of participation in the 2026 ESPP, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary also assumes that the 2026 ESPP complies with Section 423 of the Code except for sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

The right of participants to make purchases under the 2026 ESPP is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the 2026 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Benefits under the 2026 ESPP will depend on the employees' enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2026 ESPP.

Plan Benefits under the 2007 ESPP

As of April 15, 2026, each of our Named Executive Officers and the other groups identified below have purchased the following shares under the 2007 ESPP:

	Shares Granted (#)	Dollar Value (1)($)
Patrick S. Miles, President, Chairman and Chief Executive Officer	—	—
J. Todd Koning, Executive Vice President and Chief Financial Officer	1,682	16,585
Craig E. Hunsaker, Executive Vice President, People & Culture, and General Counsel	15,320	32,164
Scott Lish, Chief Operating Officer	30,747	149,613
David P. Sponsel, Executive Vice President, Sales	9,873	51,405
All Executive Officers as a Group (8 persons)	125,488	603,702
All Non-Executive Directors as a Group (6 persons)	—	—
All Non-Executive Employees as a Group (1022 persons)	3,289,700	22,422,873

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the 2026 ESPP. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers' uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ALPHATEC HOLDINGS, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are seeking your advisory vote of the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the section of this proxy statement titled "Executive Officer and Director Compensation." You are being asked to vote on the following advisory resolution:

"RESOLVED, that the compensation paid to the Named Executive Officers of Alphatec Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and the related material disclosed in this proxy statement is hereby APPROVED."

The compensation of our Named Executive Officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the "Executive Officer and Director Compensation" section of this proxy statement, the mix of fixed and performance based compensation and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract, motivate and retain key executives who are crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills this objective.

Stockholders are urged to read the "Executive Officer and Director Compensation" section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve, on an advisory basis, this resolution. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation program and when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct that applies to all of our employees, including our Chief Executive Officer, who is our principal executive officer, our Chief Financial Officer, who is our principal financial officer and our principal accounting officer. The text of the code of business conduct is posted on our website at www.atecspine.com under "Governance" in the "Investors" section, and is available to stockholders without charge, upon request, in writing to our Corporate Secretary, Alphatec Holdings, Inc., at 1950 Camino Vida Roble, Carlsbad, CA 92008. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq and the SEC, in which case we intend to post such amendments and waivers on our website at www.atecspine.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our 2027 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 1, 2027, which is 120 days prior to the date that is one year from this year’s mailing date of May 1, 2026, unless the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations not requested to be included in our proxy statement, to be brought before an annual meeting of stockholders. In general, the notice must meet the requirements in our Bylaws and be received at our principal executive offices not less than 45 days before nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting. Therefore, to be presented at the 2027 Annual Meeting of Stockholders, such a proposal must be received no earlier than February 16, 2027 and no later than March 18, 2027. However, if the date of the annual meeting is more than 30 days before or more than 30 days after the one-year anniversary date of the 2026 Annual Meeting, notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, ten days following the date on which public announcement of the date of the meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2027 Annual Meeting of Stockholders. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2027.

All stockholder proposals should be marked for the attention of our Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and the Company’s website at www.atecspine.com. References to these websites do not constitute incorporation by reference of the information contained therein and should not be considered part of this proxy statement.

As permitted by Item 14(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, the Company is "incorporating by reference" into this proxy statement its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2025, which means that it is disclosing important information to you by referring you to those documents that are considered part of this proxy statement.

Our Annual Report (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.atecspine.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Corporate Secretary.

APPENDIX A

ALPHATEC HOLDINGS, INC.

2026 EQUITY INCENTIVE PLAN

ARTICLE I
Purpose

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II
Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III
Administration and Delegation

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV
Stock Available for Awards

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit.

4.2 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, such Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than the number of Shares equal to the Overall Share Limit may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s assets or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by the acquired company’s stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the latest date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any calendar year of the Company may not exceed $750,000 (which limit shall be increased to $1,000,000 in the first calendar year in which an individual initially serves as a non-employee Director of the Company) (which limit shall not apply to the compensation for any non-employee Director of the Company who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation or any compensation paid to any non-employee Director during the calendar year in which the effective date occurs). The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

4.6 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the applicable grant date; provided, however, that the following Awards shall not be subject to such minimum vesting requirement: (i) up to five percent (5%) of the aggregate number of Shares available for issuance pursuant to Awards under the Plan as determined from time to time (as such number may be adjusted pursuant to Article VIII) may be granted pursuant to Awards that do not meet such minimum vesting requirement; (ii) Awards granted to non-employee Directors that vest on the earlier of (A) the one-year anniversary of the applicable grant date and (B) the next annual meeting of the Company’s stockholders that occurs no less than fifty (50) weeks after the immediately preceding year’s annual meeting of the Company’s stockholders; and (iii) Awards that vest upon the death or Disability of a Participant. For the avoidance of doubt, nothing in this Section 4.6 shall limit the Administrator’s authority to provide for accelerated vesting of any Award pursuant to Section 9.8 or in any Award Agreement, including in connection with a Participant's death, Disability, or Termination of Service, or in connection with a Change in Control.

ARTICLE V
Stock Options and Stock Appreciation Rights

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.3 Duration. Each vested Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Administrator otherwise determines.

5.4 Exercise. Vested Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of unencumbered Shares owned by the Participant valued at their Fair Market Value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date; or

(e) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

5.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE VI
Restricted Stock; Restricted Stock Units

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares of Restricted Stock at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares of Restricted Stock) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, unless otherwise determined by the Administrator, with respect to any award of Restricted Stock, dividends which are declared on Shares of Restricted Stock prior to vesting of such Shares shall be accrued and not paid until the vesting conditions for such Shares are subsequently satisfied. If a Participant forfeits any Shares of Restricted Stock, they also forfeit the dividends accrued but not paid on such Shares. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide in an Award Agreement that settlement of vested Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

ARTICLE VII
Other Stock or Cash Based Awards; Dividend Equivalents

7.1 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

7.2 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, unless otherwise determined by the Administrator, Dividend Equivalents with respect to an Award shall only be paid out to a Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.

ARTICLE VIII
Adjustments for Changes in Common Stock and Certain Other Events

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator in its sole discretion will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; and provided further that, Awards held by members of the Board will be settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (a);

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e) In the case of Incentive Stock Options, ensure that any adjustments will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code;

(f) Make any adjustments in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act;

(g) To replace such Award with other rights or property selected by the Administrator; and/or

(h) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant's Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then the Administrator shall, in its sole discretion, take one or more of the actions described in Section 8.2 with respect to such Awards, including without limitation providing for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant's rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant's rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; and provided further that, Awards held by members of the Board will be settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this Section 8.3. Notwithstanding the foregoing, the Administrator will have full and final authority to determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX
General Provisions Applicable to Awards

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant (or if incapacitated, by the Participant’s legal representative as determined by Section 9.4). References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced by an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of any of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the

Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing, absent prior approval of the Company's stockholders, the Administrator shall not (a) reduce the exercise price or grant price of any outstanding Option or Stock Appreciation Right, (b) cancel any outstanding Option or Stock Appreciation Right when the exercise price or grant price exceeds the Fair Market Value of the underlying Shares in exchange for cash, another Award, or any other consideration, or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules or regulations of the principal securities exchange on which the Shares are listed or under generally accepted accounting principles.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Administrator’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable, including in connection with or following a Participant’s death, Disability, Termination of Service, or a Change in Control, or in such other circumstances as the Administrator determines in its sole discretion to be appropriate, equitable, and in the best interests of the Company and its stockholders.

9.9 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.10 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

9.11 Post-Vesting Holding Requirements. Notwithstanding any other provision of the Plan, the Administrator may establish holding requirements applicable to shares of Common Stock received by Participants upon the vesting, exercise, or settlement of any Award (net of any shares withheld to satisfy tax obligations), including requirements that Participants retain a specified percentage or number of such shares for a specified period following the applicable vesting, exercise, or settlement date. The Administrator shall have authority to establish such holding requirements through the Award Agreement, through the Company's equity ownership guidelines or other policies as in effect from time to time, or through any other method the Administrator deems appropriate. Holding requirements established pursuant to this Section 9.11 shall be set forth in the applicable Award Agreement or in the Company's equity ownership guidelines or other policies, and each Participant's acceptance of an Award constitutes the Participant's agreement to comply with any such holding requirements as may be applicable to such Participant. For the avoidance of doubt, the Administrator’s authority under this Section 9.11 includes the authority to require that Participants retain Shares received under Awards until applicable stock ownership guidelines established by the Company are satisfied.

ARTICLE X
Miscellaneous

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective upon its adoption by the Board and will remain in effect until the tenth anniversary of the earlier of (a) the date the Board adopted the Plan or (b) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of the Plan.

10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent except as provided in this Plan or an Award Agreement. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain timely stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a Director, officer, other Employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, Director, officer, other Employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each Director, officer, other Employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting their local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit without compensation any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12 Governing Law, Venue, Statute of Limitations. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. Venue for any dispute arising out of the Plan, an Award or action of the Administrator shall be filed exclusively in the state or federal courts located in San Diego County, California. Any such action must be filed within one year of the Administrator’s action constituting the basis of any claim.

10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any claw-back policy adopted by the Company (or any Subsidiary) to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement. Any such claw-back shall not occur in a manner that violates Section 409A.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Applicable Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI
Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5 “Board” means the Board of Directors of the Company.

11.6 “Cause” means (i) if a Participant is a party to a written employment, severance or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined, then “Cause” as defined in such agreement, and (ii) if no such agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between the Participant and the Company; (D) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of un-adjudicated probation for any felony or indictable offense or crime involving moral turpitude; (E) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (F) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.7 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (b) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and (2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other official guidance issued thereunder.

11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. If no Committee is appointed, then the Board’s Compensation Committee is the Committee.

1.10 “Common Stock” means the common stock of the Company.

1.11 “Company” means Alphatec Holdings, Inc., a Delaware corporation, or any successor.

11.12 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate (if deceased) or guardian/conservator (if incapacitated).

11.14 “Director” means a Board member.

11.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended, as determined by the Administrator in its discretion.

11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17 “Employee” means any employee of the Company or its Subsidiaries.

11.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the per share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) in any case the Administrator may determine the Fair Market Value in its discretion.

11.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.24 “Option” means an option to purchase Shares.

11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property, that are not Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

11.26 “Overall Share Limit” means the sum of (i) 12,000,000 Shares; plus (ii) any shares of Common Stock which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV.

11.27 “Participant” means a Service Provider who has been granted an Award.

11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.29 “Plan” means this 2026 Equity Incentive Plan.

11.30 “Prior Plan” means the Alphatec Holdings, Inc. Amended and Restated 2016 Equity Incentive Plan.

11.31 “Prior Plan Award” means an award outstanding under the Prior Plan.

11.32 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.33 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.34 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.35 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.36 “Securities Act” means the Securities Act of 1933, as amended.

11.37 “Service Provider” means an Employee, Consultant or Director.

11.38 “Shares” means shares of Common Stock.

11.39 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.40 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.41 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.42 “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

APPENDIX B

ALPHATEC HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
Purpose

The Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

ARTICLE II
Administration

The Plan shall be administered by the Committee which shall have the discretion and authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

ARTICLE III
Eligibility

Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the Enrollment Date designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

ARTICLE IV
Offering Periods

The Plan shall be implemented by a series of Offering Periods. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Committee. Each Offering Document shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate and shall be incorporated by reference into and made part of the Plan. Each Offering Document shall specify: (i) the length of the Offering Period, which period shall not exceed twenty-seven (27) months; (ii) the Enrollment Date(s) for such Offering Period; (iii) the Purchase Date(s) during such Offering Period; (iv) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period; (v) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period; and (vi) such other provisions as the Committee determines are appropriate, subject to the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

ARTICLE V
Participation

5.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than the maximum percentage specified by the Committee in the applicable Offering Document (which shall be 20% if no maximum is specified) of his or her Compensation on each pay day occurring during an Offering Period. Payroll deductions shall commence on the first payroll date following the Enrollment Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted in the applicable Offering Document, a Participant may not make any separate contributions or payments to the Plan.

5.2 Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions, subject to any limitations specified by the Committee in the applicable Offering Document. To make such a change, the Participant must submit a new Enrollment Form in accordance with the procedures and deadlines specified by the Committee. A Participant may change his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form before the start of the next Offering Period.

5.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 5.2, (b) withdraws from the Plan in accordance with ARTICLE IX, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

ARTICLE VI
Grant of Option

On each Enrollment Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than the maximum number of shares of Common Stock established for the Offering Period in the applicable Offering Document (subject to adjustment in accordance with ARTICLE XVII and the limitations set forth in ARTICLE XII of the Plan).

ARTICLE VII
Exercise of Option/Purchase of Shares

A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares of Common Stock shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional shares remaining after the purchase of whole shares upon the exercise of a purchase right shall be distributed in full to the Participant as soon as practical following the Purchase Date.

ARTICLE VIII
Transfer of Shares

As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this ARTICLE VIII.

ARTICLE IX
Withdrawal

9.1 Withdrawal Procedure. A Participant may withdraw from an Offering Period at any time before the Purchase Date by submitting a revised Enrollment Form to the Company indicating his or her election to withdraw. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 5.1 of the Plan.

9.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

ARTICLE X
Termination of Employment; Change in Employment Status

Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, such Participant shall be deemed to have elected to withdraw from the Plan pursuant to this ARTICLE X and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under ARTICLE XVI, as soon as reasonably practicable, and such Participant’s option shall be automatically terminated.

ARTICLE XI
Interest

No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

ARTICLE XII
Shares Reserved for Plan

12.1 Number of Shares. A total of 2,000,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again be available for the grant of options under the Plan.

12.2 Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

ARTICLE XIII
Transferability

No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in ARTICLE XVI hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

ARTICLE XIV
Application of Funds

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

ARTICLE XV
Statements

Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

ARTICLE XVI
Designation of Beneficiary

A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

ARTICLE XVII
Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions

17.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of ARTICLE VI and ARTICLE XII.

17.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE IX.

17.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE IX.

ARTICLE XVIII
Miscellaneous

18.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

18.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

18.3 Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

18.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

18.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof; provided, however, that the 2007 Plan shall remain operative solely with respect to the 2007 Plan Offering Period, and all rights, obligations, payroll deduction elections, purchase price calculations, and other terms applicable to the 2007 Plan Offering Period shall continue to be governed exclusively by the 2007 Plan until the conclusion of the 2007 Plan Offering Period. Following the Purchase Date of the 2007 Plan Offering Period, the 2007 Plan shall be of no further force or effect.

18.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

18.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Enrollment Date or within one year after the Purchase Date.

18.8 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 18.9, shall have a term of ten (10) years.

18.9 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan (other than an adjustment as provided by Article XVII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with ARTICLE XVII). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

18.10 Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

18.11 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.12 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

18.13 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

18.14 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

18.15 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

ARTICLE XIX
Definitions

As used in the Plan, the following words and phrases will have the following meanings:

19.1 “2007 Plan” means the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as amended and restated effective May 16, 2017, and as further amended.

19.2 “2007 Plan Offering Period” means the Offering Period under the 2007 Plan that commenced on May 15, 2026 and is scheduled to conclude with a purchase event on November 16, 2026.

19.3 “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

19.4 “Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

19.5 “Committee” means the committee appointed by the Board to administer the Plan. If no Committee is appointed, the Compensation Committee of the Board is the Committee.

19.6 “Common Stock” means the common stock of the Company.

19.7 “Company” means Alphatec Holdings, Inc., a Delaware corporation, including any successor thereto.

19.8 “Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

19.9 “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

19.10 “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

19.11 “Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 18.11 hereof.

19.12 “Eligible Employee” means an Employee who is customarily employed for more than five (5) months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

19.13 “Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

19.14 “Enrollment Date” shall mean the first Trading Day of each Offering Period as designated by the Committee.

19.15 “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

19.16 “ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

19.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

19.18 “Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

19.19 “Offering or Offering Period” means a period selected by the Committee during which rights to purchase Common Stock may be granted to Eligible Employees. The terms and conditions of each Offering Period shall be set forth in an Offering Document, as adopted by the Committee, which period shall not exceed twenty-seven (27) months.

19.20 “Offering Document” means a document adopted by the Committee setting forth the terms and conditions of an Offering Period, including, without limitation: (i) the length of the Offering Period; (ii) the Enrollment Date(s) for such Offering Period; (iii) the Purchase Date(s) during such Offering Period; (iv) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period; (v) the maximum contribution amount that may be used for such Offering Period; (vi) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period; and (vii) such other provisions as the Committee determines are appropriate, subject to the Plan.

19.21 “Participant” means an Eligible Employee who is actively participating in the Plan.

19.22 “Participating Subsidiaries” means the Subsidiaries that are designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

19.23 “Plan” means this Alphatec Holdings, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

19.24 “Purchase Date” means the last Trading Day of each Offering Period, or any other date(s) specified during the Offering Period in the Offering Document.

19.25 “Purchase Price” means the purchase price designated by the Committee in the applicable Offering Document; provided, however, that in the event no purchase price is designated in the Offering Document, the Purchase Price shall be 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Purchase Date, whichever is lower; and provided, further, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

19.26 “Securities Act” means the Securities Act of 1933, as amended.

19.27 “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

19.28 “Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Internet: Alphatec Holdings, Inc. www.proxypush.com/ATEC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of April 16, 2025 Phone: 1-866-834-6032 Wednesday, June 11, 2025 10:00 AM, Pacific Time Use any touch-tone telephone ATEC Spine, Inc. 1950 Camino Vida Roble, Carlsbad, CA 92008 Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Pacific Time, June 11, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Patrick S. Miles and Tyson Marshall (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alphatec Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Alphatec Holdings, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect seven persons to our Board of Directors				
		FOR	WITHHOLD		
	1.01 Mortimer Berkowitz III	☐	☐		FOR
	1.02 Quentin Blackford	☐	☐		FOR
	1.03 David Demski	☐	☐		FOR
	1.04 Karen K. McGinnis	☐	☐		FOR
	1.05 Patrick S. Miles	☐	☐		FOR
	1.06 David R. Pelizzon	☐	☐		FOR
	1.07 Keith Valentine	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;	☐	☐	☐	FOR
3.	To approve the Alphatec Holdings, Inc. 2026 Equity Incentive Plan;	☐	☐	☐	FOR
4.	To approve the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan; and	☐	☐	☐	FOR
5.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	FOR

Signature (and Title if applicable) Date

Signature (if held jointly) Date

Alphatec Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5 PROPOSAL 1. To elect nine persons to our Board of Directors FOR 1.01 Mortimer Berkowitz III P2 1.02 Quentin Blackford P3 1.03 David Demski P4 1.04 Karen K. McGinnis P5 1.05 Patrick S. Miles P6 1.06 David R. Pelizzon P7 1.07 Jeffery P. Rydin P8 1.08 Keith Valentine P9 1.09 Ward W. Woods P10 FOR 2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting P11 firm for our fiscal year ending December 31, 2025. 3. Approval of an amendment to our 2016 Equity Incentive Plan. P12 4. Approval of an amendment to our Certificate of Incorporation. P13 5. To approve, on an advisory basis, the compensation of our named executive officers. P14 YOUR VOTE WITHHOLD P2 P3 P4 P5 P6 P7 P8 P9 P10 AGAINST P11 P12 P13 P14 ABSTAIN P11 P12 P13 P14 BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)